Sales Report:Supplement No. 80 dated Nov 22, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 468960
This series of Notes was issued and sold upon the funding of the borrower loan #45483, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-08-2010

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$220.27
Final lender yield:	12.40%	Final borrower rate/APR:	13.40% / 15.55%	Final monthly payment:	$220.27

Auction yield range:	5.71% - 12.40%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1983	Debt/Income ratio:	21%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	4y 1m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Student - College S...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,666	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	49%
		Homeownership:	No
Screen name:	cougar15	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	720-739 (Nov-2009)
Principal balance:	$1,502.89	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off all my credit card debt into one easy monthly payment with a lower interest rate.

My financial situation:
I am a good candidate for this loan because I'm a recent graduate from nursing school who is currently looking for an RN position but still have a great job working at Costco.? At Costco, I'm now getting full time hours since I'm out of school so I have a steady paycheck every 2 weeks.? Hopefully soon I will be able to find an RN position that would be a good career move for me and will increase my annual income significantly.

Also, I have been able to demonstrate a good track record with prosper already with my loan from last year.? I am still in the process of paying it off but will continue to do so.

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $ 510
??Insurance: $ 70
??Utilities: $ 55
??Phone, cable, internet: $ 120
? Current credit card and other loans payments: $390 (Hoping to cut this down to 290 after this loan)

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

williemc44	$50.00	$50.00	11/1/2010 3:06:59 PM
BxRealtor	$25.00	$25.00	11/1/2010 3:23:46 PM
GElender	$75.00	$75.00	11/1/2010 3:06:40 PM
platinum-hunter7	$25.00	$25.00	11/1/2010 3:26:11 PM
valiant-liberty4	$25.00	$25.00	11/2/2010 9:13:31 AM
Cherrypicker	$30.00	$30.00	11/2/2010 10:33:01 AM
LateOneNight	$25.00	$25.00	11/2/2010 2:34:29 PM
blue-useful-auction	$25.00	$25.00	11/3/2010 9:34:36 AM
sosleep	$25.00	$25.00	11/3/2010 9:50:38 AM
ddamenace	$50.00	$50.00	11/3/2010 10:23:56 AM
CommLendOff	$27.38	$27.38	11/3/2010 10:42:07 AM
bentheretoo	$60.00	$60.00	11/3/2010 9:57:11 PM
thatsmysh	$28.49	$28.49	11/4/2010 7:09:09 AM
0600Zulu	$50.00	$50.00	11/4/2010 8:26:10 AM
visionary-fund	$100.00	$100.00	11/4/2010 8:44:58 AM
piperdrsmith	$25.00	$25.00	11/4/2010 10:17:50 AM
p2p-eagle9	$25.00	$25.00	11/4/2010 11:42:25 AM
payout-alien6	$25.00	$25.00	11/4/2010 1:00:45 PM
mountainpeak	$25.00	$25.00	11/4/2010 9:00:54 PM
honey-money	$25.00	$25.00	11/4/2010 8:56:16 PM
hookUup	$50.00	$50.00	11/4/2010 9:48:10 PM
biofred	$25.00	$25.00	11/5/2010 4:59:29 AM
Havnfun	$25.00	$25.00	11/5/2010 6:36:54 AM
Mindful7	$25.00	$25.00	11/5/2010 10:29:28 AM
clearancewagon	$67.08	$67.08	11/5/2010 11:11:44 AM
grampy48	$25.00	$25.00	11/5/2010 1:45:21 PM
jlendog	$96.00	$96.00	11/5/2010 2:18:36 PM
GeorgiaGator	$30.00	$30.00	11/5/2010 4:50:18 PM
Sol_Invictus	$25.00	$25.00	11/5/2010 5:03:24 PM
jms1983	$25.00	$25.00	11/6/2010 2:25:09 AM
worth-excellence4	$25.00	$25.00	11/5/2010 11:51:35 PM
peace-sorcerer	$25.00	$25.00	11/6/2010 10:34:19 AM
investment-artist	$25.00	$25.00	11/6/2010 8:43:17 AM
Gambino	$50.00	$50.00	11/6/2010 1:39:58 PM
lender12345	$25.00	$25.00	11/6/2010 3:38:26 PM
Johnab	$25.00	$25.00	11/7/2010 7:38:13 AM
gizmo65	$25.00	$25.00	11/7/2010 10:02:55 AM
penny-plato	$50.00	$50.00	11/7/2010 2:11:40 PM
Weiler63	$100.00	$100.00	11/7/2010 7:57:46 PM
phaded	$25.00	$25.00	11/7/2010 9:02:57 PM
UncleSafety	$50.00	$50.00	11/8/2010 7:11:50 AM
Ubiquinone	$25.00	$25.00	11/8/2010 8:03:54 AM
twjh	$25.00	$25.00	11/8/2010 1:51:07 AM
thebadpelican	$25.00	$25.00	11/8/2010 7:01:40 AM
transamerican	$25.00	$25.00	11/8/2010 7:15:13 AM
economy-caper9	$25.00	$25.00	11/8/2010 7:29:29 AM
favorite-commerce	$50.00	$50.00	11/8/2010 7:46:24 AM
loyalist1	$150.00	$150.00	11/8/2010 8:29:48 AM
CashBank	$25.00	$25.00	11/8/2010 9:43:00 AM
SnakeV	$25.00	$25.00	11/8/2010 12:11:44 PM
sturdy-velocity6	$25.00	$25.00	11/8/2010 11:03:13 AM
toomanyfishtanks	$25.00	$25.00	11/8/2010 12:54:06 PM
Flreap	$25.00	$25.00	11/8/2010 10:30:03 AM
melodious-fairness	$50.00	$50.00	11/8/2010 1:58:15 PM
noble-marketplace	$25.00	$25.00	11/8/2010 2:16:21 PM
jazzlender	$50.00	$13.94	11/1/2010 3:11:16 PM
velocity-solo	$25.00	$25.00	11/1/2010 3:41:51 PM
circustab	$25.00	$25.00	11/1/2010 7:07:10 PM
RandyL3	$25.00	$25.00	11/2/2010 1:37:57 AM
bankrushing	$35.44	$35.44	11/2/2010 9:23:12 AM
reflective-rupee	$44.00	$44.00	11/2/2010 12:15:06 PM
ritwik	$50.00	$50.00	11/2/2010 10:31:02 AM
gain-aspen	$25.00	$25.00	11/3/2010 8:00:26 AM
idriveajeep	$45.00	$45.00	11/3/2010 1:55:36 PM
payout-reaction740	$25.00	$25.00	11/3/2010 6:43:00 PM
Phantom99	$25.00	$25.00	11/4/2010 1:11:32 AM
bondhedger	$25.00	$25.00	11/4/2010 1:22:58 AM
greenkid	$25.00	$25.00	11/3/2010 9:25:35 PM
outofoffice	$50.00	$50.00	11/4/2010 10:18:46 AM
yogi1975	$25.00	$25.00	11/4/2010 11:51:49 AM
econgineer	$25.00	$25.00	11/4/2010 1:26:06 PM
heerzaquestion	$25.00	$25.00	11/4/2010 1:36:31 PM
justice-collector	$25.00	$25.00	11/4/2010 3:51:39 PM
ethicalhumanist	$50.00	$50.00	11/4/2010 6:44:47 PM
hidavehi	$88.00	$88.00	11/4/2010 5:21:19 PM
doc1	$150.00	$150.00	11/4/2010 7:06:04 PM
rmpedi33	$50.00	$50.00	11/5/2010 8:48:07 AM
top-tranquil-justice	$25.00	$25.00	11/5/2010 10:19:44 AM
Loan-Mart	$100.00	$100.00	11/5/2010 7:50:22 AM
exuberant-loot	$50.00	$50.00	11/5/2010 1:43:27 PM
dirkgently	$30.00	$30.00	11/5/2010 12:56:33 PM
Manta_Rai	$25.00	$25.00	11/5/2010 2:56:20 PM
gogene2002	$25.00	$25.00	11/5/2010 3:45:14 PM
evildutchman	$50.00	$50.00	11/5/2010 4:13:14 PM
dontletmoneyfoolya	$70.00	$70.00	11/5/2010 5:02:30 PM
one-midas	$25.00	$25.00	11/5/2010 5:48:14 PM
4mydaughterseducation	$25.00	$25.00	11/5/2010 5:56:57 PM
atomantic	$50.00	$50.00	11/5/2010 4:32:03 PM
seatown7	$60.00	$60.00	11/5/2010 5:43:57 PM
gjm6d	$25.00	$25.00	11/5/2010 7:05:34 PM
penny-finder	$25.00	$25.00	11/5/2010 11:47:03 PM
LendingSingularity	$50.00	$50.00	11/6/2010 12:28:51 AM
myworld701	$25.00	$25.00	11/6/2010 5:22:01 AM
doopers	$25.00	$25.00	11/6/2010 6:25:56 AM
Nusk	$30.00	$30.00	11/6/2010 5:28:06 PM
friendly-money	$25.00	$25.00	11/6/2010 9:12:41 PM
RecoveryLender	$25.00	$25.00	11/6/2010 3:56:04 PM
2Below	$25.00	$25.00	11/7/2010 7:36:42 AM
skorpious	$25.00	$25.00	11/7/2010 8:18:34 AM
crdcteng	$25.00	$25.00	11/7/2010 5:33:34 PM
sophisticated-economy8	$2,050.00	$2,050.00	11/7/2010 6:25:56 PM
kappaknight	$33.50	$33.50	11/7/2010 8:48:38 PM
generous-deal6	$25.00	$25.00	11/7/2010 11:00:14 PM
pythia	$25.00	$25.00	11/8/2010 3:22:32 AM
exact-peso2	$25.00	$25.00	11/8/2010 6:12:34 AM
Techne_Funds_LLC	$25.00	$25.00	11/7/2010 7:51:29 PM
elvisloans	$25.00	$25.00	11/8/2010 7:02:04 AM
mgking007	$50.00	$50.00	11/7/2010 10:41:17 PM
radiant-return	$50.00	$50.00	11/8/2010 8:53:00 AM
wojo	$25.00	$25.00	11/8/2010 8:06:11 AM
wwwUniversal	$25.00	$25.00	11/8/2010 8:43:00 AM
pghtiny	$25.00	$25.00	11/8/2010 9:50:02 AM
moneytolend72	$25.00	$25.00	11/8/2010 7:30:10 AM
indomitable-coin	$50.00	$50.00	11/8/2010 10:33:37 AM
Richmp412	$25.00	$25.00	11/8/2010 9:44:45 AM
qcksilvr20	$100.00	$100.00	11/8/2010 11:02:59 AM
chuchutrain	$25.00	$25.00	11/8/2010 1:16:06 PM
engaging-worth	$25.00	$25.00	11/8/2010 11:31:51 AM
Ols744	$36.17	$36.17	11/8/2010 10:32:30 AM
revenue-appraiser	$25.00	$25.00	11/8/2010 1:35:58 PM
120 bids
Borrower Payment Dependent Notes Series 479732
This series of Notes was issued and sold upon the funding of the borrower loan #45448, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-08-2010
				Auction end date:	Nov-10-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$82.19

Auction yield range:	10.57% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-2004	Debt/Income ratio:	28%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	6y 6m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	commanding-transaction1	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan/ Business Loan
Purpose of loan:
This loan will be used to? invest in new technology for the swimming pool industry which I work in.? A technology that offers an alternative to draining a swimming pool which in the desert southwest could save a ton of water!

My financial situation:
I am a good candidate for this loan because? I have job security and I have a solid financial track record.

Monthly net income: $ 3400

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 85
??Car expenses: $ 400
??Utilities: $ 50
??Phone, cable, internet: $ 60
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

top-courteous-peso	$50.00	$50.00	11/8/2010 2:43:54 PM
bid-czar8	$25.00	$25.00	11/8/2010 3:06:16 PM
kulender	$50.00	$50.00	11/8/2010 3:23:47 PM
reflective-rupee	$44.00	$44.00	11/8/2010 3:50:04 PM
FinDoc	$30.00	$30.00	11/8/2010 3:59:43 PM
personal-lender	$25.00	$25.00	11/8/2010 5:07:07 PM
platinum-celebration4	$25.00	$25.00	11/8/2010 4:24:37 PM
beakerfish	$50.00	$50.00	11/8/2010 6:03:53 PM
inspiring-reward	$100.00	$86.04	11/8/2010 6:23:32 PM
kgeezy	$25.00	$25.00	11/9/2010 3:34:26 AM
misstdoe	$25.00	$25.00	11/9/2010 5:04:09 AM
lucrative-transparency0	$25.00	$25.00	11/9/2010 7:32:59 AM
first-serene-credit	$50.00	$50.00	11/9/2010 12:02:35 PM
EngineersAlliance	$75.00	$75.00	11/9/2010 6:08:06 PM
wwwUniversal	$25.00	$25.00	11/9/2010 6:08:13 PM
mercuriant	$25.00	$25.00	11/9/2010 9:13:03 PM
Roundhouse	$100.00	$100.00	11/9/2010 8:53:57 PM
credit-birch	$50.00	$50.00	11/10/2010 7:27:45 AM
missing-link	$100.00	$100.00	11/8/2010 2:56:24 PM
transaction-circuit	$50.00	$50.00	11/8/2010 2:50:47 PM
velocity-solo	$25.00	$25.00	11/8/2010 3:05:51 PM
money-bauble	$25.00	$25.00	11/8/2010 3:22:52 PM
Comoparklender	$25.00	$25.00	11/8/2010 3:13:10 PM
radiant-loan5	$200.00	$200.00	11/8/2010 3:16:29 PM
valiant-liberty4	$25.00	$25.00	11/8/2010 3:20:05 PM
simplelender80	$200.00	$200.00	11/8/2010 4:26:43 PM
SolarMoonshine	$25.00	$25.00	11/8/2010 5:16:07 PM
bountiful-durability	$50.00	$50.00	11/8/2010 6:22:16 PM
JustMee	$25.00	$25.00	11/8/2010 9:38:02 PM
SOP_Bank	$25.00	$25.00	11/9/2010 6:04:41 AM
Brown98	$48.58	$48.58	11/9/2010 2:27:23 AM
ritzman52	$50.00	$50.00	11/9/2010 4:43:29 AM
precious-coin3	$25.00	$25.00	11/9/2010 3:47:13 PM
boo_hoo	$50.00	$50.00	11/9/2010 4:49:38 PM
honey-money	$25.00	$25.00	11/9/2010 5:18:57 PM
MoneyBag4366	$31.38	$31.38	11/9/2010 11:04:29 PM
lib5836	$25.00	$25.00	11/9/2010 9:43:45 PM
finance-prescription	$50.00	$50.00	11/10/2010 8:03:50 AM
joerock	$110.00	$110.00	11/10/2010 11:45:50 AM
businessguy29	$25.00	$25.00	11/10/2010 3:32:43 PM
40 bids
Borrower Payment Dependent Notes Series 482202
This series of Notes was issued and sold upon the funding of the borrower loan #45480, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-08-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	29.49%	Final borrower rate/APR:	30.49% / 34.11%	Final monthly payment:	$85.44

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	25.72%
Lender servicing fee:	1.00%	Estimated return:	3.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jun-1997	Debt/Income ratio:	50%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	6y 4m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,535	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	41%
		Homeownership:	No
Screen name:	roneg76	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	600-619 (Jun-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	18
Description
Starting a New Career
Purpose of loan:
This loan will be used to help with expenses as I transition to a new career as a web designer and illustrator. I will use this to upgrade my computer, software, and buy much needed art supplies.
My financial situation:
I am a good candidate for this loan because I had a prior listing with prosper and was able to pay?all the payments on time with now late payments and this shows that I am reliable. My income is sufficient enough to make the payments; I also work as a freelance artist as well. A website that I have worked on can be seen at http://www.socalgladiators.com, I am also currently working several other websites as well as my own site.
Monthly net income: $ 1650

Monthly expenses: $?1310
??Rent: $ 715 shared with spouse????
??Insurance: $ 65
??Car gas: $ 70?
??Utilities: $ 15 shared with spouse
??Phone, cable, internet: $ 45
??Food: $ 200 sharde with spouse?
??Credit cards and other loans: $ 200

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Maybe this one will go better than the last listing. - Johnab
A: I hope so too (Nov-02-2010)
Q: will your payments be automatic - restless-dime
A: yes my payments will be automatic (Nov-05-2010)
Q: Are you looking for a specific rate to fund your loan or will you take whatever rate you end up with? - verticalhorizon
A: I would like to end up with a rate between 30-33% but I know that might not happen. Thanks for asking (Nov-07-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

glroark	$50.00	$50.00	11/1/2010 3:34:29 PM
good4loan	$25.00	$25.00	11/2/2010 1:49:05 PM
Kash2010lu	$35.00	$35.00	11/2/2010 4:04:36 PM
atlas100	$25.00	$25.00	11/7/2010 7:54:13 AM
marinbb	$25.00	$25.00	11/7/2010 10:06:01 AM
fillholdingsllc	$25.00	$25.00	11/7/2010 3:34:28 PM
credit-missile	$25.00	$25.00	11/7/2010 9:56:02 PM
Stek7	$25.00	$25.00	11/8/2010 12:09:20 AM
credit-missile	$25.00	$25.00	11/7/2010 9:55:12 PM
Kash2010lu	$25.00	$25.00	11/8/2010 6:17:57 AM
credit-missile	$25.00	$25.00	11/7/2010 10:14:15 PM
dudebrah	$25.00	$25.00	11/8/2010 9:23:24 AM
green-rapid-openness	$50.00	$50.00	11/8/2010 8:29:11 AM
droopie1	$25.00	$25.00	11/8/2010 9:11:19 AM
Phatt-Daddy	$25.00	$25.00	11/8/2010 11:39:38 AM
moola-monger9	$50.00	$50.00	11/8/2010 11:48:14 AM
Nasdaq	$25.00	$25.00	11/8/2010 12:10:58 PM
1stBankAndHal	$25.04	$25.04	11/8/2010 2:23:02 PM
honey-money	$25.00	$25.00	11/8/2010 1:30:25 PM
justbman	$26.73	$26.73	11/8/2010 11:07:35 AM
alphabet76	$25.00	$25.00	11/8/2010 2:42:10 PM
usedtoborrow	$50.00	$50.00	11/1/2010 4:09:35 PM
loanman2007	$75.00	$75.00	11/3/2010 6:39:53 AM
Moe87	$25.00	$25.00	11/3/2010 3:46:57 PM
HenlopenCapital	$25.00	$25.00	11/4/2010 5:15:07 AM
supreme-hope	$25.00	$25.00	11/5/2010 2:36:19 AM
JM245	$25.00	$25.00	11/5/2010 11:51:02 AM
five-star-note	$150.00	$150.00	11/5/2010 3:25:57 PM
investment-artist	$25.00	$25.00	11/6/2010 8:44:41 AM
lender12345	$25.00	$25.00	11/6/2010 3:41:22 PM
heritage_loans	$35.22	$35.22	11/6/2010 6:41:34 PM
principal-laser	$36.45	$36.45	11/7/2010 6:50:15 AM
realtormoises	$25.00	$25.00	11/7/2010 10:36:10 AM
lib5836	$25.00	$25.00	11/7/2010 7:11:23 AM
Mr-Miracle	$25.00	$25.00	11/7/2010 7:02:33 PM
justanothersushieater	$25.00	$25.00	11/7/2010 8:01:56 PM
credit-missile	$25.00	$25.00	11/7/2010 9:55:41 PM
convergentthinker	$25.00	$25.00	11/7/2010 5:48:05 PM
BrighterSuns	$25.00	$25.00	11/8/2010 7:02:49 AM
Mikale360	$25.00	$25.00	11/8/2010 7:15:57 AM
wojo	$25.00	$25.00	11/8/2010 8:18:19 AM
ORcowboy	$100.00	$100.00	11/8/2010 7:28:28 AM
dime-selector	$25.00	$25.00	11/7/2010 11:13:54 PM
mikeandcat	$100.00	$45.04	11/8/2010 5:52:56 AM
Core-Marketing	$67.71	$67.71	11/8/2010 10:47:02 AM
verticalhorizon	$28.81	$28.81	11/8/2010 11:15:54 AM
awesome-silver	$100.00	$100.00	11/8/2010 11:57:46 AM
sturdy-peace9	$75.00	$75.00	11/8/2010 12:08:08 PM
ultimate-peace	$150.00	$150.00	11/8/2010 1:06:22 PM
kinetic-social	$25.00	$25.00	11/8/2010 2:50:05 PM
KaChingInvestments	$25.00	$25.00	11/8/2010 1:43:51 PM
aquistoyraul	$25.00	$25.00	11/8/2010 2:54:24 PM
52 bids
Borrower Payment Dependent Notes Series 482400
This series of Notes was issued and sold upon the funding of the borrower loan #45484, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-03-2010
				Auction end date:	Nov-10-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$123.28
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$123.28

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-1981	Debt/Income ratio:	57%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$47,367	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	p2ploan-enlightenment	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying on my credit cards
Purpose of loan:
This loan will be used to? pay on my credit cards

My financial situation:
I am a good candidate for this loan because? I?work and I receive retirement. I have a good history of paying my bills

Monthly net income: $ 4,783

Monthly expenses: $
??Housing: $ 990.00
??Insurance: $ 187.00
??Car expenses: $ 700.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 300.00
??Food, entertainment: $ 50.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 1,500.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$200.00	$138.95	11/3/2010 2:39:06 PM
valiant-liberty4	$25.00	$25.00	11/3/2010 2:42:10 PM
velocity-solo	$25.00	$25.00	11/3/2010 2:41:50 PM
reflective-rupee	$44.00	$44.00	11/3/2010 3:30:20 PM
JustMee	$25.00	$25.00	11/3/2010 7:09:01 PM
Whipster	$25.00	$25.00	11/7/2010 6:39:13 PM
dudebrah	$25.00	$25.00	11/8/2010 9:48:21 AM
loss-of-control	$50.00	$50.00	11/8/2010 3:52:31 PM
loss-of-control	$50.00	$50.00	11/8/2010 3:52:54 PM
loss-of-control	$50.00	$50.00	11/8/2010 3:53:16 PM
profit-powerplant	$50.00	$50.00	11/8/2010 4:25:01 PM
well-mannered-income3	$40.00	$40.00	11/8/2010 7:01:17 PM
calbertrand	$25.00	$25.00	11/9/2010 6:15:53 AM
coin-amigo	$28.00	$28.00	11/9/2010 8:13:04 AM
greenback-chairman5	$25.00	$25.00	11/9/2010 1:06:03 PM
LKCGICG	$35.00	$35.00	11/9/2010 3:11:18 PM
loss-of-control	$50.00	$50.00	11/9/2010 3:23:23 PM
JiggaJoeyS	$25.44	$25.44	11/9/2010 4:21:24 PM
Ven58	$25.00	$25.00	11/9/2010 4:50:47 PM
Isotope	$25.00	$25.00	11/9/2010 5:34:02 PM
rinyt	$25.00	$25.00	11/9/2010 5:24:33 PM
dedicated-transaction796	$50.00	$50.00	11/9/2010 3:42:39 PM
favorite-commerce	$50.00	$50.00	11/9/2010 6:53:48 PM
rockwild	$38.09	$38.09	11/9/2010 5:31:19 PM
profitable-money	$25.00	$25.00	11/9/2010 9:01:44 PM
mpatrick	$25.00	$25.00	11/9/2010 7:28:14 PM
thebadpelican	$25.00	$25.00	11/10/2010 5:34:44 AM
credit-missile	$25.00	$25.00	11/10/2010 7:52:45 AM
Pu239	$50.00	$50.00	11/10/2010 6:09:03 AM
shellstar	$25.00	$25.00	11/10/2010 6:46:18 AM
bitano	$50.00	$50.00	11/10/2010 10:47:02 AM
capital-kingdom	$50.00	$50.00	11/10/2010 9:08:05 AM
Astyanax	$75.00	$75.00	11/10/2010 9:24:36 AM
sosleep	$25.00	$25.00	11/10/2010 9:50:58 AM
skillful-asset5	$30.00	$30.00	11/10/2010 1:00:24 PM
Vans1975	$34.00	$34.00	11/10/2010 1:52:33 PM
moola-monger9	$50.00	$50.00	11/10/2010 2:00:38 PM
missing-link	$100.00	$100.00	11/3/2010 2:34:55 PM
radiant-loan5	$200.00	$200.00	11/3/2010 2:37:25 PM
reflective-rupee	$44.00	$44.00	11/3/2010 3:30:06 PM
precious-coin3	$25.00	$25.00	11/4/2010 3:33:30 PM
bold-attentive-listing	$25.00	$25.00	11/5/2010 5:33:34 PM
Thylow	$100.00	$100.00	11/6/2010 3:21:21 PM
Requiem	$25.00	$25.00	11/7/2010 3:10:42 PM
reflective-rupee	$44.00	$44.00	11/9/2010 9:36:17 AM
simeonthewhale	$25.00	$25.00	11/9/2010 11:18:34 AM
cnelson99	$25.00	$25.00	11/9/2010 1:24:31 PM
laidback59	$50.19	$50.19	11/9/2010 10:40:15 AM
power-secret-agent	$25.00	$25.00	11/9/2010 2:12:02 PM
brightest-dignified-penny	$25.00	$25.00	11/9/2010 1:42:51 PM
california5andime	$25.00	$25.00	11/9/2010 3:38:28 PM
EretzCapital	$25.00	$25.00	11/9/2010 3:18:18 PM
honey-money	$25.00	$25.00	11/9/2010 4:34:51 PM
money-fort	$35.00	$35.00	11/9/2010 5:50:12 PM
Easystreet	$25.00	$25.00	11/9/2010 3:43:35 PM
WDeamay	$25.00	$25.00	11/9/2010 4:17:09 PM
itsmaj	$25.00	$25.00	11/9/2010 8:02:28 PM
wonder3	$25.00	$25.00	11/10/2010 6:29:23 AM
credit-missile	$25.00	$25.00	11/10/2010 7:53:14 AM
AlexTrep	$25.00	$25.00	11/10/2010 1:25:40 AM
realtormoises	$25.00	$25.00	11/10/2010 8:32:32 AM
E-B	$50.00	$50.00	11/10/2010 2:02:29 AM
back-scratchers	$25.00	$25.00	11/10/2010 5:37:49 AM
sensational-peace6	$50.00	$50.00	11/10/2010 6:45:33 AM
ultimate-peace	$150.00	$150.00	11/10/2010 10:37:38 AM
independent-transaction	$25.00	$25.00	11/10/2010 10:52:28 AM
independent-transaction	$25.00	$25.00	11/10/2010 10:52:47 AM
Leshan	$33.33	$33.33	11/10/2010 7:59:36 AM
icon7	$50.00	$50.00	11/10/2010 11:53:37 AM
Mrgiggleswic	$25.00	$25.00	11/10/2010 12:15:12 PM
octoberfresh	$25.00	$25.00	11/10/2010 12:35:39 PM
wwwUniversal	$25.00	$25.00	11/10/2010 9:36:35 AM
SeeksValue	$25.00	$25.00	11/10/2010 2:06:56 PM
wild-orange	$30.00	$30.00	11/10/2010 11:05:07 AM
wonderous-power	$25.00	$25.00	11/10/2010 2:09:43 PM
75 bids
Borrower Payment Dependent Notes Series 482518
This series of Notes was issued and sold upon the funding of the borrower loan #45489, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-02-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 41.36%	Final monthly payment:	$45.24

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1989	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	6y 10m
Amount delinquent:	$0	Total credit lines:	39	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$370
Delinquencies in last 7y:	16	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	finance-motion8	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying my bills ahead,
Purpose of loan:
This loan will be used to? pay bills,so i can get them ahead so i`ll have extra money to pay for books for 2nd semester for college and money for the holidays.

My financial situation:
I am a good candidate for this loan because? I`m only asking for an amount that is less than my net monthly amount,

Monthly net income: $ 2,522.41

Monthly expenses: $
??Housing: $ 670
??Insurance: $ 450
??Car expenses: $ 160
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

inspiring-reward	$150.00	$150.00	11/2/2010 3:21:35 PM
valiant-liberty4	$25.00	$25.00	11/2/2010 3:53:09 PM
velocity-solo	$25.00	$25.00	11/2/2010 3:53:34 PM
Artist_Blue	$25.00	$25.00	11/2/2010 3:55:42 PM
forthright-dedication	$25.00	$25.00	11/3/2010 2:00:21 AM
asset-mammal	$31.52	$31.52	11/3/2010 9:37:00 AM
bluebouyz	$25.00	$25.00	11/3/2010 8:59:39 PM
Comoparklender	$25.00	$25.00	11/4/2010 7:41:54 PM
BankofBen	$25.00	$25.00	11/5/2010 3:19:24 AM
flwah	$25.00	$25.00	11/5/2010 3:42:20 PM
money-bauble	$100.00	$22.78	11/7/2010 8:41:05 AM
RenovatioCapital	$25.00	$25.00	11/8/2010 6:29:40 PM
realtormoises	$25.00	$25.00	11/9/2010 6:05:42 AM
joebob78	$70.32	$70.32	11/9/2010 7:10:41 AM
Runegeld	$50.00	$50.00	11/9/2010 8:58:49 AM
moola-monger9	$50.00	$50.00	11/9/2010 8:41:08 AM
bxdoc	$25.00	$25.00	11/9/2010 2:20:22 PM
kinetic-social	$25.00	$25.00	11/9/2010 3:03:51 PM
entertaining-greenback2	$25.38	$25.38	11/9/2010 2:43:48 PM
helping-out	$25.00	$25.00	11/2/2010 3:26:54 PM
penny-plato	$25.00	$25.00	11/3/2010 4:11:05 PM
gelidfrank	$25.00	$25.00	11/5/2010 3:46:36 PM
graceful-investment	$50.00	$50.00	11/5/2010 3:39:59 PM
tech310	$25.00	$25.00	11/5/2010 3:41:18 PM
awesome-silver	$100.00	$100.00	11/8/2010 5:26:26 PM
wizardii	$25.00	$25.00	11/9/2010 12:04:11 PM
REITRUST	$25.00	$25.00	11/9/2010 10:15:16 AM
27 bids
Borrower Payment Dependent Notes Series 483152
This series of Notes was issued and sold upon the funding of the borrower loan #45445, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Nov-08-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$100.39
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.27%	Final monthly payment:	$100.39

Auction yield range:	10.57% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-2001	Debt/Income ratio:	14%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	18y 3m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$615	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	MaxGates	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	33 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	700-719 (Aug-2010) 700-719 (Jul-2010) 700-719 (Jun-2010) 720-739 (Apr-2010)
Principal balance:	$610.68	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
Employed,SelfEmployed,Investorowner
?The reason I am asking this loan Is to finish all my projects in the last? 2 month of this year and get ready,for next year.
One time refurnished this eficiency I get steady income of 450 minimum I got all permits necessary .Prosper have income in my citibank account.I have account in chase,Charles Shwab,Sogotrade and more than 30 notes in prosper.
? I sent to prosper already my?citibank Statement supprting my income.

??? Means I am employed and selfemployed.
?? Contact me for rooms no real estate search properties I do only for friends and myself.

??? I work in the same Alexander Hotel and Condominium for more than 20 years
??? I I work in the Miami Jewish Home for more than 10 years?
??? Realtor in the state of Florida for more than 10 years (I believe around 10 years)
??? Means I am employed and selfemployed.
?? Contact me for rooms no real estate search properties I do only for friends and myself.

??? I work in the same Alexander Hotel and Condominium for more than 20 years
??? I I work in the Miami Jewish Home for more than 10 years?
??? Realtor in the state of Florida for more than 10 years (I believe around 10 years)
??? Means I am employed and selfemployed.
?? Contact me for rooms no real estate search properties I do only for friends and myself.
?? My income in everything I do is aound 6000 a month.My expenses around 4000,Means I have 2k to play with.

?home improvement

More Disclosure:?? My bank account talk:? I rent/own 4 properties with 20 rooms availables year round,
I am a general handyman with a Real Estate License in the estate of florida,the real estate I do is keep my rooms rented and on the side I help people with documents,offers,BPO (broker personal Opinion) creating me income, regardless? all my? income in this properties I work: Alexander Condominium as a bartender in the Banquet department,
Miami Jewish Home as a server/bartender means I am employed with paystub and social security deducted and with the right to unemployment as last consequence.? I have stock market account with Charles Shwab,Sogotrade,Zecco now the stock market is down but as soon as Fannie Mae? lift I will be lifted too,I am a heavy worker with tools and a pick up truck ready for any challenge where to make some money I am always busy with something to do and income to grow. ?? Verification of my properties and rental income can be verified www.giftfromgod.us???? I do? not have not judgment against me it was recorded but dismissed in court,misrepresented by my lawyer that's all.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$50.00	$50.00	11/8/2010 2:50:51 PM
ekmendenhall	$55.00	$55.00	11/8/2010 2:41:33 PM
kulender	$50.00	$50.00	11/8/2010 3:24:22 PM
lucrative-loan	$50.00	$50.00	11/8/2010 3:22:10 PM
Comoparklender	$25.00	$25.00	11/8/2010 3:13:24 PM
radiant-loan5	$200.00	$56.55	11/8/2010 4:27:26 PM
yield-lion2	$25.00	$25.00	11/8/2010 7:08:05 PM
Ubiquinone	$25.00	$25.00	11/8/2010 9:02:13 PM
usedtoborrow	$93.38	$93.38	11/9/2010 4:58:31 AM
lawyervon	$25.00	$25.00	11/9/2010 4:59:04 AM
realtormoises	$25.00	$25.00	11/9/2010 6:06:55 AM
EngineersAlliance	$75.00	$75.00	11/9/2010 6:07:28 AM
golffish2	$100.00	$100.00	11/9/2010 6:09:32 AM
Thylow	$100.00	$100.00	11/8/2010 2:44:50 PM
velocity-solo	$25.00	$25.00	11/8/2010 3:05:58 PM
bid-czar8	$50.00	$50.00	11/8/2010 3:06:33 PM
simplelender80	$200.00	$200.00	11/8/2010 3:03:05 PM
valiant-liberty4	$25.00	$25.00	11/8/2010 3:20:14 PM
loyalist1	$50.00	$50.00	11/8/2010 3:29:29 PM
Artist_Blue	$25.00	$25.00	11/8/2010 4:08:52 PM
reflective-rupee	$44.00	$44.00	11/8/2010 4:14:51 PM
fabulous-community4	$25.00	$25.00	11/8/2010 4:07:50 PM
JGuide	$101.08	$101.08	11/8/2010 5:14:38 PM
SolarMoonshine	$25.00	$25.00	11/8/2010 5:18:40 PM
Aberdeen	$999.99	$999.99	11/9/2010 4:58:38 AM
NekHoldings	$25.00	$25.00	11/9/2010 4:57:03 AM
loanman2007	$150.00	$150.00	11/9/2010 6:12:55 AM
27 bids
Borrower Payment Dependent Notes Series 483268
This series of Notes was issued and sold upon the funding of the borrower loan #45422, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-08-2010
				Auction end date:	Nov-15-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$184.92
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$184.92

Auction yield range:	10.57% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	2 / 2	Length of status:	2y 3m
Amount delinquent:	$185	Total credit lines:	15	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$262	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Homeownership:	No
Screen name:	contract-beast5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Bill Payments
Purpose of loan:
This loan will be used to pay down credit card debt.

My financial situation:
I am a good candidate for this loan because I am employed and I have a Franklin Templeton account in the amount of 38,000 dollars.

Monthly net income: $ 3,000

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 100
??Car expenses: $ 20
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 50
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: There is one delinquency listed - please explain. - ghinga
A: This was a prepaid veterinary plan which I had canceled by phone in 07, but they never followed through with my request. No one called or notified me before sending to collections, so I could pay it off. Hence, that is what this charge in delinquency is, and I intend to fight it with Lexington law. (Nov-13-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bid-czar8	$50.00	$50.00	11/8/2010 3:06:46 PM
simplelender80	$200.00	$200.00	11/8/2010 3:03:24 PM
velocity-solo	$25.00	$25.00	11/8/2010 3:06:03 PM
reflective-rupee	$44.00	$44.00	11/8/2010 3:57:06 PM
nybanker85	$26.36	$26.36	11/8/2010 4:17:23 PM
money-bauble	$25.00	$25.00	11/9/2010 8:09:16 AM
truth-eclair	$25.00	$25.00	11/9/2010 10:03:32 AM
6moonbeams	$50.00	$50.00	11/9/2010 10:29:41 AM
finance-mushroom	$100.00	$100.00	11/9/2010 9:41:58 AM
radiant-loan5	$200.00	$200.00	11/9/2010 9:59:07 AM
LittlePiggyBank	$50.00	$50.00	11/9/2010 11:12:26 AM
missing-link	$25.00	$25.00	11/10/2010 9:08:15 AM
personal-lender	$25.00	$25.00	11/10/2010 6:58:31 AM
jigsaw	$50.00	$50.00	11/10/2010 2:34:46 PM
850	$50.00	$50.00	11/11/2010 12:23:45 AM
loyalist1	$50.00	$50.00	11/11/2010 6:50:23 AM
hope-eagle6	$25.00	$25.00	11/11/2010 9:54:37 AM
orderly-leverage	$100.00	$100.00	11/11/2010 9:55:07 AM
rhin0cerx	$50.00	$50.00	11/11/2010 10:44:48 AM
108lender	$250.00	$250.00	11/11/2010 12:30:26 PM
commerce-web5	$50.00	$50.00	11/11/2010 3:05:47 PM
ah-long	$25.00	$25.00	11/11/2010 3:07:05 PM
well-mannered-income3	$30.00	$30.00	11/12/2010 4:50:08 PM
TrekTune	$25.00	$25.00	11/12/2010 6:39:24 PM
E-B	$50.00	$50.00	11/13/2010 3:07:19 AM
squarebob	$25.00	$25.00	11/13/2010 10:11:46 AM
loss-of-control	$50.00	$50.00	11/13/2010 2:17:52 PM
ingenious-deal6	$25.00	$25.00	11/13/2010 9:21:17 PM
musegaze	$43.64	$43.64	11/14/2010 5:49:29 PM
squarebob	$50.00	$50.00	11/15/2010 6:13:15 AM
cognizant-rate732	$25.00	$25.00	11/15/2010 7:30:44 AM
squarebob	$25.00	$25.00	11/15/2010 6:45:17 AM
reflective-rupee	$44.00	$44.00	11/15/2010 9:27:42 AM
reflective-rupee	$44.00	$44.00	11/15/2010 9:28:33 AM
graceful-investment	$100.00	$100.00	11/15/2010 10:56:04 AM
rytrearc	$40.00	$40.00	11/15/2010 9:35:11 AM
Aragorn	$25.00	$25.00	11/15/2010 11:02:49 AM
circustab	$50.00	$50.00	11/15/2010 12:30:31 PM
bill-expert	$75.00	$75.00	11/15/2010 11:56:01 AM
TennSquire	$25.00	$17.00	11/15/2010 12:12:46 PM
valiant-liberty4	$25.00	$25.00	11/8/2010 3:20:27 PM
Comoparklender	$25.00	$25.00	11/8/2010 3:13:45 PM
reflective-rupee	$44.00	$44.00	11/8/2010 3:56:35 PM
reflective-rupee	$44.00	$44.00	11/8/2010 3:56:50 PM
kulender	$50.00	$50.00	11/8/2010 3:24:34 PM
Artist_Blue	$25.00	$25.00	11/8/2010 4:08:24 PM
macgeek	$25.00	$25.00	11/8/2010 3:59:59 PM
inspiring-reward	$150.00	$150.00	11/8/2010 4:21:03 PM
tech310	$25.00	$25.00	11/8/2010 4:17:55 PM
hopethisworks	$25.00	$25.00	11/8/2010 4:38:51 PM
foothillender	$25.00	$25.00	11/9/2010 6:49:48 AM
Anny-Disco	$50.00	$50.00	11/9/2010 8:54:52 AM
successful-agreement7	$100.00	$100.00	11/9/2010 11:10:19 AM
parsec9	$25.00	$25.00	11/9/2010 9:46:50 AM
Kaj	$25.00	$25.00	11/11/2010 3:58:00 AM
WalnutCreekguy	$50.00	$50.00	11/11/2010 8:51:40 AM
platinum-celebration4	$25.00	$25.00	11/11/2010 9:55:09 AM
bountiful-durability	$50.00	$50.00	11/11/2010 11:08:24 AM
FeedTheMachine	$50.00	$50.00	11/11/2010 3:06:30 PM
SolarMoonshine	$25.00	$25.00	11/11/2010 5:37:23 PM
suave-dime6	$25.00	$25.00	11/12/2010 9:25:57 AM
squarebob	$25.00	$25.00	11/13/2010 10:10:45 AM
squarebob	$25.00	$25.00	11/13/2010 10:11:24 AM
Pu239	$60.00	$60.00	11/13/2010 10:43:59 AM
squarebob	$25.00	$25.00	11/13/2010 10:10:27 AM
unassassinable	$25.00	$25.00	11/13/2010 12:54:19 PM
loss-of-control	$50.00	$50.00	11/13/2010 2:18:20 PM
bold-attentive-listing	$25.00	$25.00	11/13/2010 4:11:35 PM
Investoman	$25.00	$25.00	11/13/2010 5:29:10 PM
payment-gusto	$25.00	$25.00	11/14/2010 9:49:26 AM
best-unbeatable-transaction	$25.00	$25.00	11/14/2010 8:59:33 AM
MadHun	$50.00	$50.00	11/14/2010 4:22:03 PM
dinero-mason	$50.00	$50.00	11/15/2010 5:59:09 AM
marwadi-62	$100.00	$100.00	11/15/2010 5:23:14 AM
IIP77	$25.00	$25.00	11/15/2010 1:21:17 AM
stoopidnoodle	$25.00	$25.00	11/15/2010 8:04:57 AM
mckhbnpc	$30.00	$30.00	11/15/2010 8:18:46 AM
LiveNow	$25.00	$25.00	11/15/2010 6:29:28 AM
credit-maverick1	$50.00	$50.00	11/15/2010 8:27:37 AM
Taxman44	$25.00	$25.00	11/15/2010 7:54:14 AM
dedicated-transaction796	$50.00	$50.00	11/15/2010 8:19:15 AM
wlm3012	$25.00	$25.00	11/15/2010 8:40:38 AM
reflective-rupee	$132.00	$132.00	11/15/2010 10:20:05 AM
aldeed	$100.00	$100.00	11/15/2010 9:21:35 AM
reflective-rupee	$44.00	$44.00	11/15/2010 9:28:02 AM
divedude	$50.00	$50.00	11/15/2010 8:54:09 AM
pursuit699	$50.00	$50.00	11/15/2010 9:34:24 AM
natural-greenback6	$25.00	$25.00	11/15/2010 10:07:48 AM
reflective-rupee	$132.00	$132.00	11/15/2010 11:21:31 AM
Rip128	$50.00	$50.00	11/15/2010 11:51:53 AM
bold-attentive-listing	$25.00	$25.00	11/15/2010 12:36:02 PM
91 bids
Borrower Payment Dependent Notes Series 483276
This series of Notes was issued and sold upon the funding of the borrower loan #45478, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-08-2010
				Auction end date:	Nov-15-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-2003	Debt/Income ratio:	7%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,727	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	37%
		Homeownership:	No
Screen name:	Joemc22	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a credit card
Purpose of loan:
I'm looking to pay off a credit card with $3800 in 3 years. The card is in my brother's name, and I need to get off of the card asap.

My financial situation:
The only bills I have are for my apartment ($450) and car insurance ($193), and other small expenses. Monthly, I'm left with around?$600 to $750, depending on utility bills. I'm looking for the lowest possible interest rate, but will?be?paying more than the montly minimun. I'm?not having any luck finding a 0% credit cards, and need?to get a loan asap.

Monthly net income: $ 2300

Monthly expenses: $
??Housing: $ 450
??Insurance: $ 193
??Car expenses: $
??Utilities: $?50
??Phone, cable, internet: $ 25
??Food, entertainment: $?100
??Clothing, household expenses $ 25
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

valiant-liberty4	$25.00	$25.00	11/8/2010 3:20:53 PM
velocity-solo	$25.00	$25.00	11/8/2010 3:04:01 PM
forthright-dedication	$25.00	$25.00	11/8/2010 4:24:32 PM
jwsun90	$200.00	$200.00	11/9/2010 7:05:29 AM
money-bauble	$25.00	$25.00	11/9/2010 8:10:01 AM
DenimCapital	$25.00	$25.00	11/11/2010 9:49:00 PM
marwadi-62	$100.00	$100.00	11/12/2010 5:36:02 PM
basis-image	$40.00	$40.00	11/13/2010 7:43:08 AM
squarebob	$256.50	$256.50	11/13/2010 10:15:02 AM
worthy-bid4	$26.40	$26.40	11/14/2010 12:08:45 PM
responsibility-blanket6	$38.00	$38.00	11/14/2010 4:25:48 PM
drb4ever	$25.00	$25.00	11/15/2010 11:35:47 AM
special-currency6	$25.00	$25.00	11/8/2010 4:03:37 PM
Artist_Blue	$25.00	$25.00	11/8/2010 3:23:39 PM
selfmademan	$25.00	$25.00	11/9/2010 7:13:41 AM
jwsun90	$150.00	$134.31	11/9/2010 6:02:40 PM
cippy	$100.00	$100.00	11/10/2010 9:42:44 AM
mrxtravis	$50.00	$50.00	11/10/2010 8:03:17 PM
revenue-youngster	$25.00	$25.00	11/11/2010 8:20:45 PM
vine99	$40.00	$40.00	11/11/2010 9:51:50 PM
first-serene-credit	$25.00	$25.00	11/12/2010 6:45:26 AM
lendstats_com	$200.00	$200.00	11/12/2010 6:56:50 PM
riverflow	$27.70	$27.70	11/13/2010 8:27:56 PM
Leshan	$32.15	$32.15	11/13/2010 10:17:46 PM
Kyileo	$25.00	$25.00	11/14/2010 7:57:13 AM
dudebrah	$25.00	$25.00	11/14/2010 11:52:00 PM
Rogelio48	$25.00	$25.00	11/15/2010 10:13:31 AM
enriching-dollar	$25.00	$25.00	11/15/2010 9:53:00 AM
MarvintheMartian	$52.00	$52.00	11/15/2010 10:34:55 AM
cunning-bill	$27.94	$27.94	11/15/2010 1:30:24 PM
ultimate-peace	$300.00	$300.00	11/15/2010 12:35:03 PM
31 bids
Borrower Payment Dependent Notes Series 483294
This series of Notes was issued and sold upon the funding of the borrower loan #45466, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-08-2010
				Auction end date:	Nov-15-2010

Starting lender yield:	33.59%	Starting borrower rate/APR:	34.59% / 40.93%	Starting monthly payment:	$45.00
Final lender yield:	18.35%	Final borrower rate/APR:	19.35% / 25.11%	Final monthly payment:	$36.83

Auction yield range:	10.57% - 33.59%	Estimated loss impact:	11.23%
Lender servicing fee:	1.00%	Estimated return:	7.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	11 / 8	Length of status:	4y 6m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,647	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Homeownership:	No
Screen name:	dime-futurist	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvest Back Into Prosper
Purpose of loan:
I would like to use this money to reinvest back into Prosper and to build Prosper credit for a bigger loan in the future.

My financial situation:
I am a good candidate for this loan because I have my own information technology business (carfinder1.com) that is over 4 years old. My IT business consists of doing internal office IT (working on servers, printers and backup drives), Web Database Project Management and Web Design for a small but awesome group of clientele. I live at my parents house for the time being. I am lucky to have no rent, and car pool to work.

What I'm trying to do:
I'm hopeing you will think I'm such a low risk you will bid this loan down for me while still making a nice return!

Monthly net income: $ 3600

Monthly expenses: $ 1650 (approx.)
??Housing: $ 0
??Insurance: $ 200
??Car expenses: $ 150 (Regular maintenance, gas, etc)
??Phone, cable, internet: $ 200 ( I have a blackberry with a lot of minutes and unlimited data, need it for my job)?
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 900
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, How do you build up your revolving credit balances? Thanks, - p2ploan-sensation211
A: It was very easy. I started acquiring debt when I was in school back in 2001-2006. I also needed to put some car repairs on there when my intake manifold broke on my Ford Crown Victoria. I also put some money on my credit card for some business expenses when I needed to buy some new computer equipment. I have paid down my credit lines from 80k though over the last 2 years. I should be fully paid off in another 3 years or so. Thank you for your question. (Nov-11-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	11/8/2010 2:37:52 PM
lendstats_com	$200.00	$200.00	11/9/2010 7:34:34 AM
GrowthAspirations	$30.00	$30.00	11/10/2010 8:40:48 PM
Reliance_Banker	$25.00	$25.00	11/11/2010 7:21:29 PM
Nailman88	$25.00	$25.00	11/13/2010 10:45:10 AM
Nasdaq	$25.00	$25.00	11/14/2010 8:21:15 AM
wlm3012	$25.00	$25.00	11/15/2010 8:44:33 AM
ghinga	$25.00	$25.00	11/15/2010 12:56:50 PM
RecoveryLender	$25.00	$25.00	11/15/2010 1:50:16 PM
bonus-sensai825	$25.00	$25.00	11/9/2010 7:48:25 AM
JGuide	$26.48	$26.48	11/11/2010 9:23:26 AM
loanman2007	$200.00	$200.00	11/12/2010 5:10:11 AM
precious-coin3	$25.00	$25.00	11/12/2010 4:01:08 PM
s270	$25.00	$25.00	11/12/2010 3:55:54 PM
fillholdingsllc	$25.00	$25.00	11/12/2010 6:55:53 PM
850	$50.00	$50.00	11/12/2010 9:11:39 PM
squarebob	$25.00	$25.00	11/13/2010 11:09:37 AM
bst	$25.00	$25.00	11/13/2010 4:31:14 PM
favorite-commerce	$50.00	$50.00	11/15/2010 9:07:54 AM
dpries123	$25.00	$25.00	11/15/2010 7:35:13 AM
honey-money	$25.00	$25.00	11/15/2010 10:50:00 AM
FLA-	$25.00	$25.00	11/15/2010 10:11:59 AM
Engineer44	$25.00	$13.52	11/15/2010 2:28:10 PM
grampy48	$30.00	$30.00	11/15/2010 2:15:39 PM
24 bids
Borrower Payment Dependent Notes Series 483536
This series of Notes was issued and sold upon the funding of the borrower loan #45442, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.55%	Auction start date:	Nov-09-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$219.35
Final lender yield:	7.00%	Final borrower rate/APR:	8.00% / 8.34%	Final monthly payment:	$219.35

Auction yield range:	2.57% - 7.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Aug-1983	Debt/Income ratio:	6%
Credit score:	800-819 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 19	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$30,327	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	28%
		Homeownership:	Yes
Screen name:	explorer324	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short term loan to consolidate debt
Purpose of loan:
This loan will be used to...
Payoff outstanding credit card balance with an expiring rate at the end of November 2010.

My financial situation:
I am a good candidate for this loan because?
I've got a great job, and have brought my outstanding revolving debt down from over $80,000 three years ago and I am looking to pay this off in January 2011.? Credit card debt has been a burden for the last several years and I refuse to use credit to finance any purchases.? We have been living on cash only for the last year, and its been great.? I have four children, and their college educations to pay for and I do not want to enter retirement with a pile of debt that is uncontrollable.? I hope to be debt free within a year.

Monthly net income: $ 12,000

Monthly expenses: $
??Housing: $ 5000
??Insurance: $ 600
??Car expenses: $ 200
??Utilities: $ 250
??Phone, cable, internet: $ 450
??Food, entertainment: $ 1200
??Clothing, household expenses $ 750
??Credit cards and other loans: $ 1000
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

roadtruck	$50.00	$50.00	11/9/2010 2:41:56 PM
systematic-dollar9	$25.00	$25.00	11/9/2010 2:43:18 PM
Sigonio	$25.00	$25.00	11/9/2010 2:50:47 PM
Jynxie	$50.00	$50.00	11/9/2010 2:52:46 PM
FlexFunding	$50.00	$50.00	11/9/2010 2:52:59 PM
restless-balance9	$50.00	$50.00	11/9/2010 2:54:17 PM
bigballer105	$100.00	$100.00	11/9/2010 3:03:29 PM
money-bauble	$45.76	$45.76	11/9/2010 3:03:18 PM
riproaringrapids	$25.00	$25.00	11/9/2010 3:03:32 PM
kyomoon	$50.00	$50.00	11/9/2010 3:03:36 PM
Castellan	$50.00	$50.00	11/9/2010 3:03:26 PM
exact-gold2	$50.00	$50.00	11/9/2010 3:04:18 PM
loan4teacher	$25.00	$25.00	11/9/2010 3:04:49 PM
ArashMass	$30.00	$30.00	11/9/2010 3:04:56 PM
Avala	$100.00	$100.00	11/9/2010 3:05:00 PM
life-is-great	$50.00	$50.00	11/9/2010 3:04:54 PM
ADenny	$25.00	$25.00	11/9/2010 3:05:03 PM
jjb3	$25.00	$25.00	11/9/2010 3:05:34 PM
revmax	$25.00	$25.00	11/9/2010 3:05:41 PM
larrybird	$150.00	$150.00	11/9/2010 3:06:17 PM
ArtemisFitzlebottom	$50.00	$50.00	11/9/2010 2:43:06 PM
inspired-investment8	$26.98	$26.98	11/9/2010 3:05:51 PM
red-unequivocal-finance	$25.00	$25.00	11/9/2010 3:05:59 PM
figs4u2	$100.00	$100.00	11/9/2010 3:06:37 PM
organized-payment6	$50.00	$50.00	11/9/2010 3:06:10 PM
AmericanCredit	$25.00	$25.00	11/9/2010 3:06:30 PM
6moonbeams	$200.00	$92.08	11/9/2010 3:06:54 PM
skuba	$50.00	$50.00	11/9/2010 3:06:48 PM
teller	$50.00	$50.00	11/9/2010 2:45:50 PM
commerce-web5	$100.00	$100.00	11/9/2010 2:46:02 PM
selector568	$400.00	$400.00	11/9/2010 3:09:25 PM
racing777	$50.00	$50.00	11/9/2010 2:47:52 PM
trident9	$50.00	$50.00	11/9/2010 2:48:11 PM
majestic-dedication	$50.00	$50.00	11/9/2010 2:48:15 PM
flopcat	$25.00	$25.00	11/9/2010 2:48:34 PM
radforj22	$100.00	$100.00	11/9/2010 3:02:36 PM
alpinaut	$30.00	$30.00	11/9/2010 3:03:15 PM
uncleubb	$50.00	$50.00	11/9/2010 3:03:22 PM
inforapenny	$50.00	$50.00	11/9/2010 3:03:38 PM
stinvest	$25.00	$25.00	11/9/2010 3:05:28 PM
best-ingenious-funds	$25.00	$25.00	11/9/2010 3:05:43 PM
thoughtful-community7	$25.00	$25.00	11/9/2010 3:05:56 PM
JJ9876	$50.00	$50.00	11/9/2010 3:06:03 PM
indomitable-coin	$50.00	$50.00	11/9/2010 3:06:43 PM
mjunlimited	$50.00	$50.00	11/9/2010 3:08:39 PM
rascal867	$25.00	$25.00	11/9/2010 4:11:55 PM
jimduism	$25.00	$25.00	11/9/2010 9:41:40 PM
The-Lighthouse-Group	$25.00	$25.00	11/10/2010 5:02:06 AM
qkinger	$50.00	$50.00	11/10/2010 8:39:05 AM
capital-star5	$25.26	$25.26	11/10/2010 4:15:44 AM
chops21	$45.00	$45.00	11/11/2010 8:33:36 AM
CPA_Lender	$25.40	$25.40	11/11/2010 11:19:57 AM
bigb7	$30.00	$30.00	11/11/2010 5:11:58 PM
speedy-dime7	$25.00	$25.00	11/12/2010 8:32:26 AM
Tech-Entrepreneur	$25.00	$25.00	11/12/2010 7:25:44 PM
sab	$25.00	$25.00	11/12/2010 10:02:05 PM
Untiedshu	$40.00	$40.00	11/13/2010 6:31:54 AM
Spiv_51	$25.00	$25.00	11/13/2010 3:29:07 AM
tolerant-dinero2	$25.00	$25.00	11/13/2010 10:06:02 AM
squarebob	$25.00	$25.00	11/13/2010 1:16:16 PM
squarebob	$25.00	$25.00	11/13/2010 1:17:24 PM
otalon	$25.00	$25.00	11/13/2010 10:43:38 AM
bannybucks	$25.00	$25.00	11/13/2010 2:32:03 PM
dollarboy	$25.00	$25.00	11/13/2010 8:44:51 PM
blLending	$25.00	$25.00	11/14/2010 8:48:13 AM
crdcteng	$50.00	$50.00	11/14/2010 8:14:53 AM
MGMNT	$55.00	$55.00	11/15/2010 7:50:30 AM
grasscutter	$100.00	$100.00	11/15/2010 7:03:43 AM
outofoffice	$75.00	$75.00	11/15/2010 8:01:55 AM
alaskanbearcub	$25.00	$25.00	11/15/2010 12:14:47 PM
woohoo	$25.00	$25.00	11/15/2010 2:36:31 PM
RecoveryLender	$25.00	$25.00	11/15/2010 1:47:40 PM
ready-agreement5	$100.00	$100.00	11/15/2010 3:07:18 PM
floridahelper	$25.00	$25.00	11/15/2010 4:21:13 PM
Bieling	$25.00	$25.00	11/15/2010 5:55:31 PM
golfreak923	$25.00	$25.00	11/15/2010 4:35:59 PM
gravity7	$25.00	$25.00	11/15/2010 9:23:37 PM
arenangelchild	$50.00	$50.00	11/16/2010 1:41:45 AM
shadowflame_99	$25.00	$25.00	11/16/2010 2:02:20 AM
lion445	$25.00	$25.00	11/16/2010 3:00:05 AM
Loves-Corvairs	$100.00	$100.00	11/16/2010 6:57:34 AM
Spkthewrd3	$25.00	$25.00	11/16/2010 8:34:38 AM
Dollars4Rent	$25.00	$25.00	11/16/2010 9:59:30 AM
patriot897	$31.41	$31.41	11/16/2010 10:22:38 AM
prainvestment	$50.00	$50.00	11/16/2010 1:21:16 PM
jn_tiger	$50.00	$50.00	11/16/2010 10:40:04 AM
FundMaker	$25.00	$25.00	11/16/2010 11:35:52 AM
1SteelerFan	$35.00	$35.00	11/16/2010 1:54:51 PM
surfsider123	$25.00	$25.00	11/16/2010 12:51:38 PM
Erasma	$25.00	$25.00	11/16/2010 2:32:49 PM
blot44	$25.00	$25.00	11/9/2010 2:42:08 PM
heroic-platinum	$25.00	$25.00	11/9/2010 2:42:12 PM
VBAces	$50.00	$50.00	11/9/2010 2:43:27 PM
asset-professor	$50.00	$50.00	11/9/2010 2:43:56 PM
HuckerJ	$50.00	$50.00	11/9/2010 2:45:55 PM
metro457	$50.00	$50.00	11/9/2010 2:47:44 PM
kanakakm	$50.00	$50.00	11/9/2010 2:47:48 PM
loan-warrior	$25.00	$25.00	11/9/2010 2:48:30 PM
burgeoning-silver	$25.00	$25.00	11/9/2010 2:52:50 PM
ciscoparrot	$25.00	$25.00	11/9/2010 2:53:09 PM
jayhawk1000	$50.00	$50.00	11/9/2010 2:53:25 PM
Havana21	$100.00	$100.00	11/9/2010 3:03:55 PM
bold-yield-rumbler	$25.00	$25.00	11/9/2010 3:04:41 PM
meenan	$25.00	$25.00	11/9/2010 2:42:01 PM
cash-pie	$50.00	$50.00	11/9/2010 2:42:23 PM
LizzieMN	$50.00	$50.00	11/9/2010 2:42:55 PM
ThomasC	$25.00	$25.00	11/9/2010 3:06:21 PM
_kyle	$50.00	$50.00	11/9/2010 2:42:58 PM
degster	$25.00	$25.00	11/9/2010 3:05:46 PM
ichibon	$150.00	$150.00	11/9/2010 3:05:49 PM
delicious-social132	$50.00	$50.00	11/9/2010 3:06:34 PM
psa1995	$50.00	$50.00	11/9/2010 3:06:04 PM
LiveNow	$25.00	$25.00	11/9/2010 3:06:45 PM
kenji4861	$25.00	$25.00	11/9/2010 3:06:29 PM
anti-wall-st	$100.00	$100.00	11/9/2010 3:06:52 PM
nonukem	$25.00	$25.00	11/9/2010 2:46:23 PM
greenback-guard	$25.00	$25.00	11/9/2010 2:50:37 PM
CASHGIRL	$25.00	$25.00	11/9/2010 2:52:52 PM
RandyL3	$25.00	$25.00	11/9/2010 3:14:40 PM
commerce-voyager	$25.00	$25.00	11/9/2010 3:04:06 PM
DukSerduk	$25.00	$25.00	11/9/2010 3:06:08 PM
Brown98	$50.00	$50.00	11/9/2010 3:24:06 PM
KDW08	$25.00	$25.00	11/9/2010 7:08:02 PM
penny-plato	$50.00	$50.00	11/9/2010 7:11:52 PM
Bank_Of_XL	$25.00	$25.00	11/10/2010 5:14:12 AM
frankandirene	$25.00	$25.00	11/10/2010 5:22:39 AM
calbertrand	$50.00	$50.00	11/10/2010 7:57:23 AM
paramjit	$100.00	$100.00	11/10/2010 7:14:36 PM
penny-finder	$25.00	$25.00	11/11/2010 1:21:30 AM
travels536	$25.00	$25.00	11/12/2010 10:42:48 AM
Heater36	$25.00	$25.00	11/12/2010 2:05:08 PM
happyjackbak	$50.00	$50.00	11/12/2010 3:20:28 PM
felicity-loyalist0	$35.00	$35.00	11/12/2010 3:25:51 PM
MacBrandon	$25.00	$25.00	11/12/2010 6:34:10 PM
Lotsofbears	$25.00	$25.00	11/12/2010 6:20:26 PM
jpblan11	$25.00	$25.00	11/13/2010 2:58:56 AM
heerzaquestion	$50.00	$50.00	11/13/2010 7:42:34 AM
squarebob	$25.00	$25.00	11/13/2010 1:16:34 PM
squarebob	$25.00	$25.00	11/13/2010 1:16:53 PM
yogi1975	$25.00	$25.00	11/13/2010 3:15:43 PM
Nasdaq	$25.00	$25.00	11/14/2010 8:36:17 AM
pjnala1	$50.00	$50.00	11/15/2010 5:57:59 AM
UCSBGAUCHOS	$30.00	$30.00	11/15/2010 6:38:42 AM
wise-repayment-seeker	$25.00	$25.00	11/15/2010 8:58:44 AM
TomDalonajay	$25.00	$25.00	11/15/2010 9:36:24 AM
productive-finance	$30.00	$30.00	11/15/2010 9:37:05 AM
Dollars4Rent	$25.00	$25.00	11/15/2010 10:47:23 AM
orbital-return316	$25.00	$25.00	11/15/2010 11:27:26 AM
lucrative-coin	$100.00	$100.00	11/15/2010 1:31:25 PM
hondo44	$26.27	$26.27	11/15/2010 3:00:41 PM
ddamenace	$45.00	$45.00	11/15/2010 1:45:41 PM
dynamic-platinum	$25.00	$25.00	11/15/2010 4:47:35 PM
salegalaxy	$27.07	$27.07	11/15/2010 11:23:38 PM
profitable-money	$25.00	$25.00	11/15/2010 5:46:29 PM
Aragorn	$45.23	$45.23	11/15/2010 10:11:16 PM
top-tranquil-justice	$37.68	$37.68	11/15/2010 8:10:26 PM
TigerForce	$25.00	$25.00	11/16/2010 4:29:57 AM
thegreatstrafe	$25.00	$25.00	11/16/2010 6:03:34 AM
Schlawinzer	$25.00	$25.00	11/16/2010 4:59:54 AM
sadani	$25.00	$25.00	11/16/2010 6:28:20 AM
Xsi2k	$25.00	$25.00	11/16/2010 7:44:41 AM
DanV	$25.00	$25.00	11/16/2010 9:31:39 AM
octoberfresh	$35.00	$35.00	11/16/2010 6:22:59 AM
AlwaysA-Chief	$26.86	$26.86	11/16/2010 9:07:31 AM
164 bids
Borrower Payment Dependent Notes Series 483592
This series of Notes was issued and sold upon the funding of the borrower loan #45416, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,200.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%	Auction start date:	Nov-10-2010
				Auction end date:	Nov-11-2010

Starting lender yield:	9.55%	Starting borrower rate/APR:	10.55% / 12.66%	Starting monthly payment:	$169.14
Final lender yield:	9.55%	Final borrower rate/APR:	10.55% / 12.66%	Final monthly payment:	$169.14

Auction yield range:	3.57% - 9.55%	Estimated loss impact:	3.28%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Mar-1991	Debt/Income ratio:	8%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	7y 8m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,807	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	nimble-interest349	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	740-759 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	720-739 (Apr-2010)
Principal balance:	$5,259.04	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
College Financing
Purpose of loan:
This loan will be used to?consolidate debts used to pay college expenses?

My financial situation:
I am a good candidate for this loan because? my salary increases every quarter, one son is a single semester away from college graduation, thus increasing discretionary cash flow greatly
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Care to give your NET income and a DETAILED account of your monthly expenses. Please no one liners for expenses. - jpblan11
A: Net income: Borrower; Bi- Weekly base salary - $81,900 (after tax & deductions) Spouse Bi-Weekly base salary - $28,511 (after tax & deductions) Borrower; Quarterly Pay Bolus (fixed) - $86,000 (after tax & deductions) Total : $196,411 Expenses Monthly; $2,900 Mortgage & Property Taxes $ 450 Insurance Premiums $ 272 Electricity $ 250 Heating $5,625 College $ 805 Auto loan payments (2) $ 505 consumer debt $800 day care (Nov-11-2010)
Q: What specific debts are you consolidating and what are the balances and interest rates you are paying on them.thks - jpblan11
A: Pimarily paying down an $11,000 in credit card debt at an interest rate of 19.99%. Would request a larger Prosper loan to make a direct swap, but may need to use my Propsper capacity for future college expenses. PLUS and other student loans are only at 8.5%, yet the note is amoritized over 10 years and I appreciate the forced paydown of a 3 year term. (Nov-11-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

GElender	$100.00	$100.00	11/10/2010 2:43:08 PM
riproaringrapids	$25.00	$25.00	11/10/2010 2:43:58 PM
organized-payment6	$50.00	$50.00	11/10/2010 2:45:01 PM
socal-lender	$25.00	$25.00	11/10/2010 2:44:53 PM
yennib	$50.00	$50.00	11/10/2010 2:46:25 PM
objective-investor	$150.00	$150.00	11/10/2010 2:47:53 PM
the-profit-oracle	$25.00	$25.00	11/10/2010 2:48:13 PM
dunox	$25.00	$25.00	11/10/2010 2:49:19 PM
BxRealtor	$25.00	$25.00	11/10/2010 2:54:15 PM
DDPrime	$100.00	$100.00	11/10/2010 2:54:45 PM
inspired-investment8	$50.00	$50.00	11/10/2010 2:54:37 PM
melodious-fairness	$25.00	$25.00	11/10/2010 2:43:36 PM
handshake5	$100.00	$100.00	11/10/2010 2:55:32 PM
williemc44	$50.00	$50.00	11/10/2010 2:44:13 PM
enthralling-deal180	$50.00	$50.00	11/10/2010 2:55:56 PM
investment-comet	$25.00	$25.00	11/10/2010 2:57:44 PM
Sam65	$25.00	$25.00	11/10/2010 2:57:50 PM
tech310	$50.00	$50.00	11/10/2010 2:56:43 PM
finance_mba	$25.00	$25.00	11/10/2010 2:58:44 PM
neutrino6	$25.00	$25.00	11/10/2010 2:59:03 PM
LiveNow	$25.00	$25.00	11/10/2010 2:59:21 PM
mondial4	$100.00	$100.00	11/10/2010 2:48:45 PM
mjunlimited	$50.00	$50.00	11/10/2010 2:49:03 PM
tolerant-dinero2	$25.00	$25.00	11/10/2010 2:50:17 PM
liberty-carnival	$25.00	$25.00	11/10/2010 3:01:56 PM
nickel-ferret	$50.00	$50.00	11/10/2010 2:56:12 PM
rekitten	$100.00	$100.00	11/10/2010 2:56:23 PM
JustMee	$25.00	$25.00	11/10/2010 5:50:03 PM
penny-plato	$25.00	$25.00	11/10/2010 2:56:56 PM
kmr2	$200.00	$200.00	11/10/2010 2:57:12 PM
decisive-marketplace3	$25.00	$25.00	11/10/2010 7:16:08 PM
bid-czar8	$50.00	$50.00	11/10/2010 2:59:14 PM
tisgro	$25.00	$25.00	11/10/2010 8:03:23 PM
blue-useful-auction	$25.00	$25.00	11/10/2010 8:57:18 PM
honorable-vigilance	$25.00	$25.00	11/11/2010 7:50:20 AM
hitsman	$100.00	$100.00	11/10/2010 2:47:03 PM
simplelender80	$100.00	$100.00	11/10/2010 2:45:14 PM
radforj22	$25.00	$25.00	11/10/2010 2:47:35 PM
finance-mushroom	$100.00	$100.00	11/10/2010 2:49:38 PM
yield-enlistment	$25.00	$25.00	11/10/2010 2:48:35 PM
icchok	$50.00	$50.00	11/10/2010 2:54:23 PM
skuba	$25.00	$25.00	11/10/2010 2:55:22 PM
bold-durability-drum	$50.00	$50.00	11/10/2010 2:54:54 PM
natural-affluence4	$25.00	$25.00	11/10/2010 2:55:12 PM
Havana21	$100.00	$100.00	11/10/2010 2:56:38 PM
jdwillcox	$100.00	$100.00	11/10/2010 2:55:38 PM
investment-comet	$25.00	$25.00	11/10/2010 2:44:30 PM
ray1051	$75.00	$75.00	11/10/2010 2:45:08 PM
vigorous-velocity	$100.00	$100.00	11/10/2010 2:57:35 PM
money-bauble	$100.00	$100.00	11/10/2010 2:46:15 PM
bowdish1	$50.00	$50.00	11/10/2010 2:47:14 PM
bayareainv	$50.00	$50.00	11/10/2010 3:00:37 PM
worldly-community3	$50.00	$50.00	11/10/2010 3:00:47 PM
KWarrior	$25.00	$25.00	11/10/2010 3:05:44 PM
ichibon	$150.00	$150.00	11/10/2010 2:54:30 PM
JSCALBco	$25.00	$25.00	11/10/2010 4:52:47 PM
indomitable-coin	$50.00	$50.00	11/10/2010 2:56:50 PM
RSV	$25.00	$25.00	11/10/2010 6:28:23 PM
rescue	$100.00	$100.00	11/10/2010 2:57:21 PM
sumac5	$100.00	$100.00	11/10/2010 2:58:33 PM
graceful-investment	$100.00	$100.00	11/10/2010 7:59:22 PM
missing-link	$50.00	$50.00	11/10/2010 5:29:31 PM
RandyL3	$25.00	$25.00	11/11/2010 3:22:38 AM
MrX	$25.00	$25.00	11/11/2010 6:14:40 AM
Cai8899	$30.00	$30.00	11/11/2010 6:48:37 AM
113121	$3,657.39	$1,570.00	11/11/2010 7:45:37 AM
66 bids
Borrower Payment Dependent Notes Series 484152
This series of Notes was issued and sold upon the funding of the borrower loan #45469, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 40.68%	Starting monthly payment:	$44.87
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 40.68%	Final monthly payment:	$44.87

Auction yield range:	13.57% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-1999	Debt/Income ratio:	6%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	14y 8m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$246	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	34	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	alluring-payout4	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
a leg up
Purpose of loan:
This loan will be used to?consolidate bills before the holidays

My financial situation:
I am a good candidate for this loan because?I will be debt free in 2011. I will pay off all my debt with profit sharing checks in January and July.

Monthly net income: $4500

Monthly expenses: $
??Housing: $1250
??Insurance: $134
??Car expenses: $400
??Utilities: $200
??Phone, cable, internet: $120
??Food, entertainment: $500
??Clothing, household expenses $200
??Credit cards and other loans: $100
??Other expenses: $100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

pembull	$50.00	$50.00	11/15/2010 3:07:40 PM
money-bauble	$25.00	$25.00	11/15/2010 3:11:38 PM
transaction-circuit	$50.00	$50.00	11/15/2010 3:27:42 PM
Kaj	$25.00	$25.00	11/15/2010 3:39:22 PM
direct-social3	$50.00	$50.00	11/15/2010 3:40:35 PM
velocity-solo	$25.00	$25.00	11/15/2010 3:38:19 PM
forthright-dedication	$25.00	$25.00	11/15/2010 3:49:56 PM
valiant-liberty4	$25.00	$25.00	11/15/2010 3:39:48 PM
MadHun	$50.00	$50.00	11/15/2010 3:55:02 PM
bulsa	$100.00	$100.00	11/15/2010 3:41:44 PM
daekpon	$25.00	$25.00	11/15/2010 3:41:58 PM
graceful-investment	$100.00	$49.00	11/15/2010 4:04:05 PM
social-heart	$26.00	$26.00	11/15/2010 7:50:16 PM
SolarMoonshine	$25.00	$25.00	11/15/2010 5:31:16 PM
Evolver	$50.00	$50.00	11/15/2010 7:54:03 PM
interstellar	$50.00	$50.00	11/16/2010 1:45:18 AM
simplelender80	$100.00	$100.00	11/15/2010 3:36:22 PM
bid-czar8	$50.00	$50.00	11/15/2010 3:32:25 PM
kulender	$50.00	$50.00	11/15/2010 3:46:50 PM
precious-coin3	$25.00	$25.00	11/15/2010 4:07:57 PM
One_Lolo	$25.00	$25.00	11/15/2010 7:50:14 PM
EngineerUSMC	$50.00	$50.00	11/15/2010 6:49:11 PM
seineil	$50.00	$50.00	11/15/2010 10:05:50 PM
23 bids
Borrower Payment Dependent Notes Series 484236
This series of Notes was issued and sold upon the funding of the borrower loan #45492, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$169.43
Final lender yield:	12.40%	Final borrower rate/APR:	13.40% / 15.55%	Final monthly payment:	$169.43

Auction yield range:	5.57% - 12.40%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-2001	Debt/Income ratio:	22%
Credit score:	760-779 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	3y 1m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,449	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	21%
		Homeownership:	No
Screen name:	npn404	Borrower's state:	Illinois	Borrower's group:	SA Goons
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	55 ( 100% )	760-779 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	520-539 (Jan-2008) 520-539 (Oct-2007) 520-539 (Sep-2006)
Principal balance:	$0.03	31+ days late:	0 ( 0% )
Total payments billed:	55
Description
Condolidation - Getting out of debt
Purpose of loan:
Long story short, I will use this to pay off a different consolidation loan I have and get a lower rate, as well as lower my monthly payment.

My financial situation:
I'm in an excellent financial situation. I routinely pay off my credit card every paycheck, and no longer carry any credit card debt longer than a month or so. A lot of this is thanks to this site. Prosper has helped me immensely to pull myself out of a hole I never thought I could get out of.

This would be my third Prosper loan. As you can see, I have an excellent payoff history, and have never missed a single payment. I don't like bragging about myself, but as you can see I'm about as sure of a thing as you can find on Prosper.

After paying this loan off, I will be credit card and loan free - except for one student loan with an excellent rate. Help me out!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why is your requuest for $5K much greater than your revolving credit? What is the source of your debt if they are not revealed by the credit agencies? - jpblan11
A: I'm gonna take it and go to MEX-I-CO! Wooooop! (Nov-16-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Prosp_Lender	$50.00	$50.00	11/15/2010 3:07:08 PM
metro457	$50.00	$50.00	11/15/2010 3:09:00 PM
success1001	$50.00	$50.00	11/15/2010 3:06:53 PM
terryaj	$50.00	$50.00	11/15/2010 3:07:08 PM
investment-comet	$25.00	$25.00	11/15/2010 3:13:59 PM
williemc44	$50.00	$50.00	11/15/2010 3:08:13 PM
Dutchhunter	$50.00	$50.00	11/15/2010 3:08:40 PM
rapid-credit428	$25.00	$25.00	11/15/2010 3:17:43 PM
simplelender80	$100.00	$100.00	11/15/2010 3:11:01 PM
TGACJ	$25.00	$25.00	11/15/2010 3:14:02 PM
jk15	$25.00	$25.00	11/15/2010 3:14:19 PM
hitsman	$100.00	$100.00	11/15/2010 3:21:05 PM
tenacious-compassion9	$25.00	$25.00	11/15/2010 3:17:53 PM
region123	$50.00	$50.00	11/15/2010 3:08:53 PM
trustworthy-fairness	$50.00	$50.00	11/15/2010 3:09:21 PM
finance-mushroom	$100.00	$100.00	11/15/2010 3:23:40 PM
enthralling-deal180	$50.00	$50.00	11/15/2010 3:12:52 PM
bold-enthralling-yield	$25.00	$25.00	11/15/2010 3:13:12 PM
Interstate_Rate	$50.00	$50.00	11/15/2010 3:15:21 PM
Panna	$25.00	$25.00	11/15/2010 3:17:45 PM
skuba	$25.00	$25.00	11/15/2010 3:31:35 PM
dunox	$25.00	$25.00	11/15/2010 3:23:06 PM
icchok	$50.00	$50.00	11/15/2010 3:30:51 PM
flopcat	$25.00	$25.00	11/15/2010 3:44:41 PM
reflective-rupee	$44.00	$44.00	11/15/2010 3:45:50 PM
reflective-rupee	$88.00	$88.00	11/15/2010 3:46:06 PM
loyalty-sherpa	$50.00	$50.00	11/15/2010 3:40:47 PM
riproaringrapids	$25.00	$25.00	11/15/2010 3:53:57 PM
worthy-bid8	$100.00	$100.00	11/15/2010 3:41:32 PM
Aberdeen	$999.99	$999.99	11/15/2010 3:53:20 PM
Ripsaw4U	$50.00	$50.00	11/15/2010 3:50:14 PM
slobrewtx	$25.00	$25.00	11/15/2010 4:30:36 PM
UT-Longhorn	$25.00	$25.00	11/15/2010 4:30:44 PM
brightest-breathtaking-finance	$100.00	$100.00	11/15/2010 4:30:50 PM
unassassinable	$25.00	$25.00	11/15/2010 4:30:54 PM
Onlyhappycustomers	$25.00	$25.00	11/15/2010 4:27:18 PM
payout-reaction740	$25.00	$25.00	11/15/2010 4:35:15 PM
Gilgothdae	$25.00	$25.00	11/15/2010 4:30:33 PM
worth-arch	$25.00	$25.00	11/15/2010 4:30:47 PM
zippy-interest	$25.00	$25.00	11/15/2010 4:30:58 PM
kraussmeister	$50.00	$50.00	11/15/2010 4:31:05 PM
bombay56	$50.00	$15.55	11/15/2010 4:31:13 PM
honey-money	$25.00	$25.00	11/15/2010 4:56:02 PM
stjules	$25.00	$25.00	11/15/2010 4:30:40 PM
upc_tnt	$25.00	$25.00	11/15/2010 4:30:43 PM
ocean99	$50.00	$50.00	11/15/2010 4:30:55 PM
ms48105	$25.00	$25.00	11/15/2010 4:30:59 PM
derfen	$25.00	$25.00	11/15/2010 4:31:03 PM
fly99	$50.00	$50.00	11/15/2010 4:31:08 PM
aganippe	$100.00	$100.00	11/15/2010 9:18:48 PM
Abece	$30.00	$30.00	11/15/2010 4:50:04 PM
exchange-dreams	$25.00	$25.00	11/15/2010 8:19:07 PM
beachfunder	$25.00	$25.00	11/15/2010 8:35:51 PM
aganippe	$100.00	$100.00	11/15/2010 9:19:05 PM
loanman2007	$100.00	$100.00	11/16/2010 5:10:47 AM
Malkial	$25.00	$25.00	11/15/2010 3:07:12 PM
GElender	$75.00	$75.00	11/15/2010 3:07:59 PM
nickel-ferret	$50.00	$50.00	11/15/2010 3:15:51 PM
MM1207	$25.00	$25.00	11/15/2010 3:16:23 PM
ccdmp2004	$25.00	$25.00	11/15/2010 3:17:40 PM
myworld701	$25.00	$25.00	11/15/2010 3:20:12 PM
Spartamare	$50.00	$50.00	11/15/2010 3:06:44 PM
melodious-fairness	$50.00	$50.00	11/15/2010 3:21:48 PM
museic1	$25.00	$25.00	11/15/2010 3:17:55 PM
a-consummate-camaraderi	$50.00	$50.00	11/15/2010 3:09:08 PM
CA_Lender	$25.00	$25.00	11/15/2010 3:09:28 PM
THREE-POINTS-LENDING	$25.00	$25.00	11/15/2010 3:13:33 PM
aasx1108	$25.00	$25.00	11/15/2010 3:14:05 PM
walabie	$25.00	$25.00	11/15/2010 3:17:39 PM
maldok1	$25.00	$25.00	11/15/2010 3:18:09 PM
yield-enlistment	$25.00	$25.00	11/15/2010 3:22:26 PM
organized-payment6	$25.00	$25.00	11/15/2010 3:31:55 PM
finance_mba	$25.00	$25.00	11/15/2010 3:34:59 PM
indomitable-coin	$50.00	$50.00	11/15/2010 3:32:54 PM
vigorous-velocity	$100.00	$100.00	11/15/2010 3:33:08 PM
worldly-community3	$50.00	$50.00	11/15/2010 3:36:47 PM
bold-durability-drum	$50.00	$50.00	11/15/2010 3:31:09 PM
jdwillcox	$100.00	$100.00	11/15/2010 3:31:49 PM
openness-prospector	$25.00	$25.00	11/15/2010 3:43:43 PM
balanced-bill7	$50.00	$50.00	11/15/2010 3:42:09 PM
nybanker85	$50.00	$50.00	11/15/2010 3:48:10 PM
g314	$30.00	$30.00	11/15/2010 3:44:49 PM
commerce-web5	$50.00	$50.00	11/15/2010 4:02:27 PM
mjunlimited	$50.00	$50.00	11/15/2010 4:09:54 PM
Jgodd13	$25.00	$25.00	11/15/2010 4:30:30 PM
Vegasjim	$25.00	$25.00	11/15/2010 4:02:12 PM
miket71	$42.46	$42.46	11/15/2010 4:30:46 PM
thrifty-peso	$25.00	$25.00	11/15/2010 4:30:48 PM
Agustin	$50.00	$50.00	11/15/2010 4:31:10 PM
Preteur	$25.00	$25.00	11/15/2010 4:30:41 PM
AnnB8	$50.00	$50.00	11/15/2010 4:30:52 PM
cspot	$25.00	$25.00	11/15/2010 4:31:00 PM
Dendomatic	$25.00	$25.00	11/15/2010 4:31:07 PM
a-tranquil-liberty	$25.00	$25.00	11/15/2010 4:31:09 PM
johnrx	$50.00	$50.00	11/15/2010 8:01:35 PM
95 bids
Borrower Payment Dependent Notes Series 484418
This series of Notes was issued and sold upon the funding of the borrower loan #45495, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-19-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	31.00%	Final borrower rate/APR:	32.00% / 35.65%	Final monthly payment:	$87.11

Auction yield range:	13.57% - 34.00%	Estimated loss impact:	15.62%
Lender servicing fee:	1.00%	Estimated return:	15.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-1976	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 13	Length of status:	33y 8m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,973	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	No
Screen name:	brilliant-p2p	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	700-719 (Nov-2009)
Principal balance:	$2,402.57	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
Pay Off Stock Loan to Receive $$$
Purpose of loan:
This loan will be used to? pay off an existing stock loan.? My 401K plan will only allow one at a time, if you could help, I would payoff that loan and take a new loan for about $18000.? Making payoff of this loan fast and secure for you. This is why I set the interest rate very high, this would be no more than a 2 month loan.

My financial situation:
I am a good candidate for this loan because?? I have a steady engineering job (almost 35 years) and also run a small Internet business that nets about $10K per year (this is not included in the financials above).? House is totally paid off, other payments are small but would like to have it all paid off and use my stock fund to do so.? I have little confidence in the market doing much better and pulling a % of it out now seems smarter than paying credit on other bills.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 145
??Car expenses: $ 75
??Utilities: $ 250
??Phone, cable, internet: $ 195
??Food, entertainment: $ 450
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1590
??Other expenses: $ property taxes and insurance at $600 / month, current prosper loan that is always on time at $145/month will pay this down also with this proposed loan
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

glroark	$50.00	$50.00	11/15/2010 3:10:16 PM
reflective-rupee	$44.00	$44.00	11/15/2010 3:26:34 PM
precious-coin3	$25.00	$25.00	11/15/2010 4:07:58 PM
Kash2010lu	$50.00	$50.00	11/15/2010 6:29:55 PM
farblest	$44.52	$44.52	11/15/2010 9:08:59 PM
Ubiquinone	$25.00	$25.00	11/15/2010 9:34:54 PM
loanman2007	$100.00	$100.00	11/16/2010 5:40:15 AM
lucrative-loan	$50.00	$50.00	11/16/2010 3:39:43 AM
CommunityArts_Non-profit	$100.00	$100.00	11/16/2010 1:54:08 PM
ZPBSFinancialGroup	$25.00	$25.00	11/16/2010 4:38:15 PM
realtormoises	$25.00	$25.00	11/16/2010 7:29:23 PM
nethosters	$25.00	$25.00	11/17/2010 5:31:57 AM
Lender-Trader	$100.00	$100.00	11/17/2010 6:59:29 AM
honey-money	$25.00	$25.00	11/17/2010 11:59:47 AM
Belair_Advisors	$25.00	$25.00	11/18/2010 2:38:17 AM
Bocephus1959	$50.00	$50.00	11/18/2010 5:55:30 AM
tashara	$25.00	$25.00	11/18/2010 7:50:39 AM
CommunityArts_Non-profit	$41.91	$41.91	11/18/2010 9:35:20 AM
drcoop	$25.00	$25.00	11/18/2010 10:12:22 AM
power-secret-agent	$25.00	$25.00	11/18/2010 11:19:52 AM
one-midas	$50.00	$50.00	11/18/2010 5:39:23 PM
favorite-commerce	$50.00	$50.00	11/18/2010 5:37:02 PM
mikelance7	$25.00	$25.00	11/18/2010 7:02:29 PM
greenback-chairman5	$25.00	$25.00	11/18/2010 6:56:41 PM
RecoveryLender	$25.00	$25.00	11/18/2010 11:30:17 PM
glroark	$50.00	$50.00	11/19/2010 11:34:37 AM
reflective-rupee	$44.00	$12.23	11/15/2010 3:27:01 PM
reflective-rupee	$44.00	$44.00	11/15/2010 3:27:13 PM
One_Lolo	$25.00	$25.00	11/15/2010 5:34:03 PM
malar	$25.00	$25.00	11/15/2010 7:27:28 PM
SolarMoonshine	$25.00	$25.00	11/16/2010 4:01:34 AM
NekHoldings	$25.00	$25.00	11/16/2010 5:43:34 AM
whatreality	$37.83	$37.83	11/16/2010 10:19:09 AM
power-secret-agent	$25.00	$25.00	11/16/2010 2:56:26 PM
Mr-Miracle	$25.00	$25.00	11/17/2010 8:39:15 PM
Asian-Persuasion	$25.00	$25.00	11/17/2010 11:32:02 PM
Nerdster1	$25.01	$25.01	11/18/2010 4:21:36 AM
cloud546	$50.62	$50.62	11/18/2010 8:55:13 AM
2grindstones	$25.00	$25.00	11/18/2010 10:19:20 AM
fairness-coup8	$25.00	$25.00	11/18/2010 10:47:15 AM
revenue-driver8	$36.88	$36.88	11/18/2010 12:30:34 PM
enthusiastic-balance5	$100.00	$100.00	11/18/2010 2:58:40 PM
payment-halo	$25.00	$25.00	11/18/2010 4:23:43 PM
HammerSmith	$25.00	$25.00	11/18/2010 7:22:57 PM
dudebrah	$25.00	$25.00	11/18/2010 7:18:40 PM
Kqwik	$38.00	$38.00	11/18/2010 7:52:15 PM
SFBank	$150.00	$150.00	11/18/2010 8:27:29 PM
371millwood	$100.00	$100.00	11/19/2010 11:25:41 AM
48 bids
Borrower Payment Dependent Notes Series 484440
This series of Notes was issued and sold upon the funding of the borrower loan #45460, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-15-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 40.68%	Starting monthly payment:	$44.87
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 40.68%	Final monthly payment:	$44.87

Auction yield range:	13.57% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-2003	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	9 / 6	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,492	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	No
Screen name:	benevolent-finance	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off medical bills.
Purpose of loan:
This loan will be used to pay off my medical bills. I have a thyroid disorder and another condition I do not wish to disclose that requires annual testing. I do have health insurance but I opted for the low monthly payment, high deductible plan so my lab tests are quite expensive. I plan to use this loan to pay off the bills and then use the rest to help offset my heating bills for the coming winter months.

My financial situation:
I am a good candidate for this loan because I do have a steady income of $1,200/month. I recently graduated from law school, passed the bar exam, and am currently waiting for my license to be mailed to me. In the meantime, I have been applying to law firms and part-time positions. I have no doubt that I will receive a position and can pay this loan in due time. I maintain a strict monthly budget that unfortunately did not take into account large medical bills. I do have a car that is paid off and I live in my own house. My parents bought me the house as a gift so I do not have to may any mortgage payments.

Monthly net income: $1200.00

Monthly expenses: $877.00
Housing: $0.00
Insurance: $92.00
Car expenses: $50.00
Utilities: $100.00
Phone, cable, internet: $30.00
Food, entertainment: $150.00
Clothing, household expenses $55.00
Credit cards and other loans: $300.00
Other expenses: $100.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Georgetastic	$25.00	$25.00	11/15/2010 3:14:22 PM
bonus-chosen-one	$25.00	$25.00	11/15/2010 3:16:06 PM
velocity-solo	$25.00	$25.00	11/15/2010 3:38:29 PM
parsec9	$25.00	$25.00	11/15/2010 3:44:21 PM
kulender	$50.00	$50.00	11/15/2010 3:47:06 PM
simplelender80	$100.00	$100.00	11/15/2010 3:36:37 PM
Artist_Blue	$25.00	$25.00	11/15/2010 4:05:24 PM
precious-coin3	$25.00	$25.00	11/15/2010 4:07:59 PM
revenue-officer36	$25.00	$25.00	11/15/2010 4:30:12 PM
malar	$25.00	$25.00	11/15/2010 7:27:06 PM
transaction-circuit	$50.00	$50.00	11/15/2010 3:27:45 PM
bulsa	$100.00	$100.00	11/15/2010 3:41:47 PM
bid-czar8	$50.00	$50.00	11/15/2010 3:32:37 PM
lowcostmoney	$25.00	$25.00	11/15/2010 3:43:10 PM
forthright-dedication	$25.00	$25.00	11/15/2010 3:49:49 PM
inspiring-reward	$150.00	$150.00	11/15/2010 3:56:06 PM
BankofBen	$25.00	$25.00	11/15/2010 3:57:33 PM
villagers	$25.00	$25.00	11/15/2010 3:59:44 PM
graceful-investment	$100.00	$100.00	11/15/2010 4:04:21 PM
EngineerUSMC	$100.00	$100.00	11/15/2010 6:44:10 PM
20 bids
Borrower Payment Dependent Notes Series 481973
This series of Notes was issued and sold upon the funding of the borrower loan #45481, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Oct-29-2010
				Auction end date:	Nov-05-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$336.52

Auction yield range:	13.71% - 34.00%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-2000	Debt/Income ratio:	33%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	8y 5m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,903	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	No
Screen name:	direct-p2ploan871	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my cards
Purpose of loan:
This loan will be used to? To paid my credit cards

My financial situation:
I am a good candidate for this loan because? I have never been late on my car payments and credit cards. only in past when i decided to give some of my family members a credit cards and they was not responsible for their debts?and at that? time i had lost my job and i was stuck?
??Housing: $ 712
??Insurance: $ 1400
??Car expenses: $ 548
??Utilities: $ 99
??Phone, cable, internet: $ 129
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

radiant-loan5	$200.00	$200.00	10/29/2010 3:02:33 PM
simplelender80	$200.00	$200.00	10/29/2010 3:05:58 PM
velocity-solo	$25.00	$25.00	10/29/2010 3:08:33 PM
valiant-liberty4	$25.00	$25.00	10/29/2010 3:07:07 PM
suave-dime6	$25.00	$25.00	10/29/2010 3:13:18 PM
inspiring-reward	$150.00	$150.00	10/30/2010 6:18:32 PM
graceful-investment	$31.04	$31.04	10/31/2010 7:13:00 AM
handshake5	$32.54	$32.54	11/1/2010 7:12:48 AM
platinum-celebration4	$25.00	$25.00	11/1/2010 9:40:19 AM
balance-handshake7	$25.00	$25.00	11/1/2010 10:06:40 AM
108lender	$100.00	$100.00	11/1/2010 4:47:33 PM
helping-out	$25.00	$25.00	11/1/2010 7:20:35 PM
velocity-motivator6	$25.00	$25.00	11/1/2010 7:08:34 PM
kulender	$50.00	$50.00	11/2/2010 6:20:42 AM
flwah	$25.00	$25.00	11/2/2010 7:49:21 AM
economy-producer	$25.00	$25.00	11/2/2010 12:11:01 PM
greenback-guard	$25.00	$25.00	11/2/2010 1:23:00 PM
nickel-hickory	$25.00	$25.00	11/2/2010 3:40:07 PM
IIP77	$25.00	$25.00	11/3/2010 6:08:31 AM
worthy-bid8	$25.00	$25.00	11/3/2010 7:24:31 AM
profit-powerplant	$50.00	$50.00	11/3/2010 9:45:05 AM
larrybird	$150.00	$150.00	11/3/2010 3:05:32 PM
tearingstar	$35.00	$35.00	11/3/2010 4:04:21 PM
Magog12	$25.00	$25.00	11/3/2010 4:02:24 PM
NoCal	$30.00	$30.00	11/3/2010 4:03:47 PM
Katburg	$25.00	$25.00	11/4/2010 6:09:56 AM
musegaze	$55.27	$55.27	11/4/2010 7:08:42 AM
gain-gourd	$50.00	$50.00	11/4/2010 9:37:31 AM
greenback-bull6	$50.00	$50.00	11/4/2010 10:19:01 AM
brother_tam	$50.00	$50.00	11/4/2010 1:38:16 PM
Easystreet	$25.00	$25.00	11/4/2010 3:11:06 PM
shrewd-peace7	$50.00	$50.00	11/4/2010 3:25:43 PM
sagan	$25.00	$25.00	11/4/2010 3:26:58 PM
retired272	$25.00	$25.00	11/4/2010 3:28:29 PM
orange-preeminant-bill	$50.00	$50.00	11/4/2010 3:30:27 PM
kind-bill-supporter	$28.57	$28.57	11/4/2010 3:30:55 PM
fundenstein	$25.00	$25.00	11/4/2010 3:31:07 PM
anton	$108.63	$108.63	11/4/2010 3:31:20 PM
vontuse	$25.00	$25.00	11/4/2010 3:31:27 PM
jigsaw	$50.00	$50.00	11/4/2010 3:31:47 PM
Wellman	$50.00	$50.00	11/4/2010 3:31:58 PM
diverse2	$25.00	$25.00	11/4/2010 3:32:21 PM
jcholloway831	$25.00	$25.00	11/4/2010 3:22:19 PM
red-power-pecan	$50.00	$50.00	11/4/2010 3:30:49 PM
treasure-bliss	$50.00	$50.00	11/4/2010 3:31:01 PM
honorable-yield	$25.00	$25.00	11/4/2010 3:31:05 PM
zwd12	$100.00	$100.00	11/4/2010 3:31:19 PM
escharfer	$25.00	$25.00	11/4/2010 3:31:50 PM
fairhelper	$25.00	$25.00	11/4/2010 3:31:57 PM
HelpfulLender1	$25.00	$25.00	11/4/2010 3:32:24 PM
ITExec	$40.80	$40.80	11/4/2010 3:32:38 PM
nodrivelpls	$25.00	$25.00	11/4/2010 3:32:42 PM
listing-trapper3	$50.00	$50.00	11/4/2010 3:28:57 PM
NoMoreDebt4Me	$25.00	$25.00	11/4/2010 3:31:00 PM
seisen	$100.00	$100.00	11/4/2010 3:31:13 PM
cropdust3r	$25.00	$25.00	11/4/2010 3:31:18 PM
orderly-leverage	$50.00	$50.00	11/4/2010 3:31:23 PM
thorough-exchange4	$50.00	$50.00	11/4/2010 3:31:28 PM
Mark0135	$50.00	$50.00	11/4/2010 3:31:55 PM
lending_well	$50.00	$50.00	11/4/2010 3:32:01 PM
FeedTheMachine	$50.00	$50.00	11/4/2010 3:32:27 PM
cognizant-rate732	$25.00	$25.00	11/4/2010 3:32:36 PM
noble-revenue	$100.00	$100.00	11/4/2010 3:44:04 PM
beaker	$25.00	$25.00	11/4/2010 4:45:39 PM
Comoparklender	$25.00	$25.00	11/4/2010 7:40:31 PM
helpishere777	$25.00	$25.00	11/4/2010 5:54:22 PM
larryboy10	$25.00	$25.00	11/4/2010 8:18:57 PM
Bob450	$25.00	$25.00	11/4/2010 8:30:57 PM
2Below	$25.00	$25.00	11/4/2010 6:46:52 PM
investment-happiness	$100.00	$100.00	11/4/2010 10:09:49 PM
Sagenius	$25.00	$25.00	11/4/2010 7:58:23 PM
runner262	$25.00	$25.00	11/5/2010 1:27:15 AM
AlexTrep	$25.00	$25.00	11/4/2010 11:02:59 PM
awesome-silver	$100.00	$100.00	11/4/2010 11:34:33 PM
bodascafe	$25.00	$6.04	11/5/2010 1:53:07 AM
Tasselhoff	$25.00	$25.00	11/5/2010 1:09:07 AM
Digs	$25.00	$25.00	11/5/2010 1:14:43 AM
mla	$25.00	$25.00	11/5/2010 1:25:39 AM
LAM26	$25.00	$25.00	11/5/2010 1:47:27 AM
MALJAR	$25.00	$25.00	11/4/2010 11:47:01 PM
jcn12321	$25.00	$25.00	11/5/2010 1:43:02 AM
samo102us	$25.00	$25.00	11/5/2010 1:47:17 AM
Whipster	$25.00	$25.00	11/5/2010 5:41:59 AM
principal-laser	$100.00	$100.00	11/5/2010 7:20:46 AM
WMY-Investor	$100.00	$100.00	11/5/2010 5:59:44 AM
nickel-demon2	$74.21	$74.21	11/5/2010 8:42:26 AM
seanickson	$25.00	$25.00	11/5/2010 9:09:18 AM
EretzCapital	$41.41	$41.41	11/5/2010 8:38:25 AM
favorite-commerce	$50.00	$50.00	11/5/2010 8:12:35 AM
Leshan	$33.33	$33.33	11/5/2010 10:25:27 AM
honey-money	$25.00	$25.00	11/5/2010 11:48:05 AM
sturdy-peace9	$47.00	$47.00	11/5/2010 12:49:54 PM
schmegs	$25.00	$25.00	11/5/2010 12:03:34 PM
sparkling-contract7	$25.00	$25.00	11/5/2010 1:56:35 PM
MikeyZ2008	$49.00	$49.00	10/29/2010 2:56:37 PM
Artist_Blue	$25.00	$25.00	10/30/2010 8:18:46 AM
MM1207	$25.00	$25.00	10/30/2010 8:09:47 AM
momentous-value	$25.00	$25.00	10/30/2010 11:47:59 AM
bid-czar8	$25.00	$25.00	10/31/2010 1:54:08 PM
tech310	$25.00	$25.00	10/31/2010 9:43:41 PM
forthright-dedication	$25.00	$25.00	11/1/2010 12:34:11 PM
natural-greenback6	$25.00	$25.00	11/2/2010 9:43:33 AM
missing-link	$100.00	$100.00	11/2/2010 2:17:33 PM
worthy-bid4	$100.00	$100.00	11/2/2010 3:00:08 PM
best-coin-miser	$25.00	$25.00	11/3/2010 4:03:39 PM
vigorous-velocity	$100.00	$100.00	11/3/2010 8:34:13 PM
TakeCare	$42.71	$42.71	11/4/2010 7:44:52 AM
reflective-cash0	$50.00	$50.00	11/4/2010 8:33:19 AM
shmb6508	$50.00	$50.00	11/4/2010 9:11:50 AM
Investoman	$25.00	$25.00	11/4/2010 10:34:40 AM
teller	$38.02	$38.02	11/4/2010 11:19:50 AM
Speculator	$100.00	$100.00	11/4/2010 11:20:30 AM
asiaratt	$50.00	$50.00	11/4/2010 2:24:32 PM
compassion-paladin042	$25.00	$25.00	11/4/2010 3:10:32 PM
generous-deal6	$25.00	$25.00	11/4/2010 3:26:15 PM
dedicated-transaction796	$25.00	$25.00	11/4/2010 3:10:06 PM
famous-bill	$25.00	$25.00	11/4/2010 3:27:20 PM
MissionMicroFinance	$25.00	$25.00	11/4/2010 3:23:38 PM
point	$50.00	$50.00	11/4/2010 3:29:00 PM
logical-investment4	$25.00	$25.00	11/4/2010 3:26:52 PM
money-bauble	$25.00	$25.00	11/4/2010 3:27:04 PM
puifais	$25.00	$25.00	11/4/2010 3:31:01 PM
innocent-income4	$25.00	$25.00	11/4/2010 3:31:22 PM
b-rent	$25.00	$25.00	11/4/2010 3:31:31 PM
crenen139	$25.00	$25.00	11/4/2010 3:31:53 PM
payment-gusto	$25.00	$25.00	11/4/2010 3:32:04 PM
lovely-benefit7	$25.00	$25.00	11/4/2010 3:32:12 PM
saffron4	$25.00	$25.00	11/4/2010 3:32:47 PM
Anny-Disco	$25.00	$25.00	11/4/2010 3:28:24 PM
Maetryx	$29.71	$29.71	11/4/2010 3:10:45 PM
gotjack	$25.00	$25.00	11/4/2010 3:23:06 PM
ivadood	$100.00	$100.00	11/4/2010 3:31:04 PM
equitable-yield4	$25.00	$25.00	11/4/2010 3:31:11 PM
MadHun	$100.00	$100.00	11/4/2010 3:31:27 PM
orangetrust	$50.00	$50.00	11/4/2010 3:32:09 PM
chemistry220	$50.00	$50.00	11/4/2010 3:44:27 PM
kain11286	$50.00	$50.00	11/4/2010 3:32:31 PM
resplendent-dollar	$25.00	$25.00	11/4/2010 3:26:12 PM
Sateesh	$100.00	$100.00	11/4/2010 3:32:40 PM
mindful-cash6	$25.00	$25.00	11/4/2010 3:26:30 PM
WBB21	$50.00	$50.00	11/4/2010 3:26:50 PM
iolaire	$25.00	$25.00	11/4/2010 3:30:13 PM
blackstar	$25.00	$25.00	11/4/2010 3:30:29 PM
financial-frenzy	$50.00	$50.00	11/4/2010 3:30:59 PM
best-unbeatable-transaction	$25.00	$25.00	11/4/2010 3:31:03 PM
asmithj	$50.00	$50.00	11/4/2010 3:31:16 PM
Shepherd7	$50.00	$50.00	11/4/2010 3:31:21 PM
CC911	$25.00	$25.00	11/4/2010 3:31:26 PM
skuba	$25.00	$25.00	11/4/2010 3:31:32 PM
kegs	$150.00	$150.00	11/4/2010 3:32:19 PM
thatguyoverseas	$25.00	$25.00	11/4/2010 3:32:34 PM
DenimCapital	$50.00	$50.00	11/4/2010 5:06:07 PM
puntme	$25.00	$25.00	11/4/2010 6:18:02 PM
WorldlyWorker	$25.00	$25.00	11/4/2010 7:48:01 PM
pine643	$35.00	$35.00	11/4/2010 9:15:18 PM
hershey88	$50.00	$50.00	11/5/2010 12:42:44 AM
divedude	$27.68	$27.68	11/5/2010 1:14:47 AM
newgroom422	$25.00	$25.00	11/5/2010 1:18:38 AM
whatknows	$25.00	$25.00	11/5/2010 1:27:56 AM
commitment-symphony9	$25.00	$25.00	11/4/2010 9:26:39 PM
Pu239	$41.54	$41.54	11/5/2010 2:19:36 AM
Papa_Mema	$39.33	$39.33	11/4/2010 10:48:48 PM
totoro	$25.00	$25.00	11/5/2010 1:14:40 AM
zeelender	$25.00	$25.00	11/5/2010 1:26:39 AM
aader	$25.00	$25.00	11/5/2010 1:27:51 AM
yomanie	$28.17	$28.17	11/5/2010 1:43:17 AM
PeePaw	$25.00	$25.00	11/5/2010 8:05:08 AM
Rogelio48	$25.00	$25.00	11/5/2010 6:03:01 AM
careful-money2	$25.00	$25.00	11/5/2010 7:01:52 AM
grampy48	$25.00	$25.00	11/5/2010 8:14:59 AM
zooom7	$50.00	$50.00	11/5/2010 10:09:14 AM
RyanM561	$25.00	$25.00	11/5/2010 7:52:21 AM
desrman	$100.00	$100.00	11/5/2010 11:38:26 AM
market-enthusiast	$25.00	$25.00	11/5/2010 2:09:46 PM
justasoldier	$30.00	$30.00	11/5/2010 2:39:10 PM
Makingitrain	$25.00	$25.00	11/5/2010 2:42:07 PM
Engineer44	$25.00	$25.00	11/5/2010 2:45:25 PM
177 bids
Borrower Payment Dependent Notes Series 482467
This series of Notes was issued and sold upon the funding of the borrower loan #45475, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-02-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27
Final lender yield:	33.00%	Final borrower rate/APR:	34.00% / 37.70%	Final monthly payment:	$335.04

Auction yield range:	13.71% - 34.00%	Estimated loss impact:	15.72%
Lender servicing fee:	1.00%	Estimated return:	17.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1989	Debt/Income ratio:	20%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 6	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Clerical
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$8,080	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	LowestRiskE	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,300.00	< 31 days late:	0 ( 0% )	620-639 (May-2010) 580-599 (Apr-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Relist NO LATE PAY/LOW LTI RATIO
Purpose of loan:
This loan will be used to pay off the following items:
$2500 Cash Call @70% interest.? Although I pay more than the required $ monthly, the ridiculous interest rate is killing me.? I'm ahead of schedule to pay this loan off.
$2400 Dell Computers @ 30% interest.? Used to buy computers and home electronics - I'm hoping to get enough interest in my listing to get a lower rate.
$2600 to State of Utah.? I have tax liens on my credit due to joint taxes with my ex-husband.? He doesn't have a good track record for paying off accounts or having steady income.? Although we lived in Nevada during the disputed periods, Utah is insisting that we pay them on income made in Nevada because we owned property in the state.? We've tried to fight the liens but the process has been lengthy and I don't see a quick resolution - I would like to cut my ties to this and put it behind me - it's an issue of picking and choosing my battles.? It is affecting my credit score to a large extent.? I?know it's costing me money in interest by having a lower credit score than I should have.

My financial situation:
I am a good candidate for this loan because I am a very responsible person who takes my credit seriously.? I have not had a late payment since 2003 when I applied for BK due to my ex-husband's loss of employment and the fact that I had co-signed various loans for him - I couldn't pay for both of us and start my life over again at the time.? I have steady employment and have worked for the same employer for the last 5+ years.? I'm a legal secretary working for attorneys in the Business and Real Estate areas.? I have previous work history that also reflects employment for long periods of time - I'm very stable.? I'm married and my husband has excellent credit but we keep our expenses separate (I learned from my last experience).? I would not ask him to help me with these loans - my income is mine, my debts are mine.? That's how we like to keep it.? Less arguments and happier home that way.

Monthly net income: $ 3,850 but I am due a raise this month and I have never received lower than the maximum which has been 3-4% of the annual income (currently $67,200).

Monthly expenses: $ 1,960 Total
??Housing: $ 0.00 - it's my husband's home and he pays for it
??Insurance: $ 150.00 for car insurance
??Car expenses: $ 0.00 - I drive my husband's second vehicle, which is paid off
??Utilities: $ 350.00 - I pay for our utilities since my husband?pays for the home
??Phone, cable, internet: $ 60.00 for cell phone
??Food, entertainment: $?400.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $?850.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Thanks for the details. It makes lenders more comfortable and more likely to bid on your loan. Best of luck with this loan and getting back on track. - green-rapid-openness
A: Thanks. I really appreciate the help and like the idea of people making money off of me instead of banks. I hope it funds this time I'm really a safer bet than the rating shows. I always pay on time! (Nov-04-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ekmendenhall	$45.00	$45.00	11/2/2010 3:49:42 PM
valiant-liberty4	$25.00	$25.00	11/2/2010 3:53:02 PM
NekHoldings	$25.00	$25.00	11/3/2010 6:09:26 AM
Amber_Stone	$100.00	$100.00	11/3/2010 7:34:12 AM
mikeandcat	$100.00	$100.00	11/3/2010 1:34:16 PM
penny-plato	$25.00	$25.00	11/3/2010 4:18:22 PM
usedtoborrow	$50.00	$50.00	11/4/2010 11:16:20 AM
Moe87	$25.00	$25.00	11/4/2010 3:44:36 PM
investmentgroup	$25.00	$25.00	11/5/2010 1:26:01 AM
principal-laser	$150.00	$150.00	11/5/2010 7:41:40 AM
Bob450	$35.00	$35.00	11/5/2010 12:03:42 PM
Thylow	$100.00	$100.00	11/6/2010 1:47:25 PM
FarmersBank	$25.00	$25.00	11/6/2010 1:06:04 PM
Iza13	$25.67	$25.67	11/6/2010 8:50:35 PM
whatreality	$26.85	$26.85	11/7/2010 4:10:54 PM
awesome-silver	$50.00	$50.00	11/7/2010 2:12:44 PM
icanhasloanz	$50.00	$50.00	11/8/2010 1:21:29 AM
supreme-hope	$25.00	$25.00	11/8/2010 8:39:28 AM
visionary-deal3	$100.00	$100.00	11/8/2010 9:23:02 AM
mikeandcat	$51.67	$51.67	11/8/2010 12:04:26 PM
seanickson	$25.91	$25.91	11/8/2010 2:29:02 PM
desrman	$100.00	$5.72	11/8/2010 11:24:08 AM
CommunityArts_Non-profit	$25.00	$25.00	11/8/2010 2:56:22 PM
YsoSLO	$40.00	$40.00	11/8/2010 4:13:31 PM
greenback-guard	$25.00	$25.00	11/8/2010 3:30:28 PM
Easystreet	$25.00	$25.00	11/8/2010 4:04:59 PM
Leshan	$108.34	$108.34	11/8/2010 4:14:00 PM
atlas100	$100.00	$100.00	11/8/2010 4:16:19 PM
reflective-rupee	$44.00	$44.00	11/8/2010 4:23:15 PM
deepblue34	$25.00	$25.00	11/8/2010 4:11:13 PM
thankful-nickel2	$25.00	$25.00	11/8/2010 5:59:36 PM
Rip128	$100.00	$100.00	11/8/2010 6:31:53 PM
innovator2	$100.00	$100.00	11/8/2010 7:18:11 PM
Astyanax	$100.00	$100.00	11/8/2010 6:27:03 PM
credit-missile	$25.00	$25.00	11/8/2010 10:24:36 PM
power-secret-agent	$25.00	$25.00	11/9/2010 1:15:24 AM
Nasdaq	$25.00	$25.00	11/8/2010 6:24:27 PM
larryboy10	$25.00	$25.00	11/8/2010 6:35:29 PM
credit-missile	$25.00	$25.00	11/8/2010 10:24:20 PM
zone6	$70.00	$70.00	11/8/2010 11:21:53 PM
fairgirl	$25.00	$25.00	11/8/2010 7:09:30 PM
jpollar	$25.00	$25.00	11/9/2010 2:42:12 AM
Bcs-cnc	$32.55	$32.55	11/9/2010 5:36:51 AM
RMI_Babylon	$25.00	$25.00	11/8/2010 9:57:26 PM
credit-missile	$25.00	$25.00	11/8/2010 10:24:04 PM
minnesotafinancial	$25.00	$25.00	11/9/2010 7:13:44 AM
hookUup	$100.00	$100.00	11/9/2010 4:08:13 AM
dcm6276	$25.00	$25.00	11/9/2010 7:22:24 AM
friendinmoney	$35.00	$35.00	11/9/2010 8:38:52 AM
integrity-broker	$25.00	$25.00	11/9/2010 6:44:38 AM
bonus-quark4	$27.13	$27.13	11/9/2010 6:46:02 AM
moola-monger9	$50.00	$50.00	11/9/2010 8:35:28 AM
toomanyfishtanks	$25.00	$25.00	11/9/2010 9:25:41 AM
HomerdohNY	$25.00	$25.00	11/9/2010 9:35:11 AM
UBOtto186	$50.00	$50.00	11/9/2010 9:39:39 AM
dedicated-transaction796	$50.00	$50.00	11/9/2010 9:41:54 AM
cleo1255	$32.50	$32.50	11/9/2010 9:25:59 AM
reflective-rupee	$44.00	$44.00	11/9/2010 9:49:31 AM
red-favorable-basis	$25.00	$25.00	11/9/2010 10:00:19 AM
nickel-demon2	$200.00	$200.00	11/9/2010 9:52:47 AM
FinanceEngine	$25.00	$25.00	11/9/2010 10:58:43 AM
income-rocker2	$40.00	$40.00	11/9/2010 11:04:35 AM
MarvintheMartian	$54.00	$54.00	11/9/2010 9:40:50 AM
jonnysixgun	$28.11	$28.11	11/9/2010 9:43:09 AM
thebadpelican	$25.00	$25.00	11/9/2010 11:33:02 AM
ohmarkybaby	$59.58	$59.58	11/9/2010 1:11:25 PM
market-pudding	$25.00	$25.00	11/9/2010 1:40:18 PM
payment-halo	$25.00	$25.00	11/9/2010 1:21:53 PM
bxdoc	$25.00	$25.00	11/9/2010 2:22:08 PM
ethicalhumanist	$25.00	$25.00	11/9/2010 1:02:51 PM
friendinmoney	$25.00	$25.00	11/9/2010 2:49:49 PM
majestic-currency3	$100.00	$100.00	11/9/2010 3:17:32 PM
Engineer44	$25.00	$25.00	11/9/2010 3:19:20 PM
reflective-rupee	$44.00	$44.00	11/2/2010 3:33:51 PM
greenback-guard	$25.00	$25.00	11/2/2010 3:39:42 PM
Kash2010lu	$75.00	$75.00	11/2/2010 4:01:24 PM
velocity-solo	$25.00	$25.00	11/2/2010 3:53:31 PM
Skeptical-one	$31.00	$31.00	11/2/2010 3:58:31 PM
Ubiquinone	$25.00	$25.00	11/2/2010 8:48:45 PM
secondreality	$50.00	$50.00	11/3/2010 6:45:10 PM
green-rapid-openness	$50.00	$50.00	11/4/2010 10:56:47 AM
green-rapid-openness	$50.00	$50.00	11/4/2010 10:56:06 AM
green-rapid-openness	$50.00	$50.00	11/4/2010 10:56:24 AM
noble-revenue	$36.92	$36.92	11/4/2010 3:48:17 PM
profit-powerplant	$50.00	$50.00	11/5/2010 3:42:35 PM
SolarMoonshine	$25.00	$25.00	11/5/2010 5:38:21 PM
well-mannered-income3	$30.00	$30.00	11/6/2010 9:56:51 AM
blitzen40	$40.00	$40.00	11/6/2010 10:41:57 AM
SFBank	$300.00	$300.00	11/6/2010 9:21:28 AM
lucrative-loan	$46.45	$46.45	11/6/2010 2:15:49 PM
economy-popcorn	$25.00	$25.00	11/6/2010 2:43:11 PM
american-investor	$25.00	$25.00	11/7/2010 9:14:31 AM
sensible-fund	$75.33	$75.33	11/7/2010 7:44:13 AM
Thylow	$25.00	$25.00	11/7/2010 8:22:30 AM
first-serene-credit	$50.00	$50.00	11/7/2010 3:17:41 PM
power-secret-agent	$25.00	$25.00	11/8/2010 2:51:33 AM
loanman2007	$75.00	$75.00	11/8/2010 4:18:59 AM
poolshark72	$25.00	$25.00	11/7/2010 9:19:43 PM
restless-dime	$26.48	$26.48	11/8/2010 7:07:24 AM
wlm3012	$25.00	$25.00	11/8/2010 8:19:50 AM
Mark-M	$25.00	$25.00	11/8/2010 8:33:46 AM
muirheaj	$25.00	$25.00	11/8/2010 6:46:47 AM
buffalobills	$25.00	$25.00	11/8/2010 9:20:49 AM
blazing-dough	$25.00	$25.00	11/8/2010 10:02:10 AM
head	$25.00	$25.00	11/8/2010 11:57:05 AM
pghtiny	$25.00	$25.00	11/8/2010 10:12:55 AM
shrewd-income	$375.00	$375.00	11/8/2010 1:02:22 PM
kingston1	$25.00	$25.00	11/8/2010 2:36:33 PM
partyplan	$55.00	$55.00	11/8/2010 3:14:28 PM
fabulous-community4	$25.00	$25.00	11/8/2010 3:23:58 PM
greenback-guard	$25.00	$25.00	11/8/2010 3:30:26 PM
cashhelp	$30.00	$30.00	11/8/2010 3:30:31 PM
nickel-hickory	$300.00	$300.00	11/8/2010 4:07:41 PM
YoungTaxMan	$250.00	$250.00	11/8/2010 4:00:01 PM
yield-lion2	$25.00	$25.00	11/8/2010 4:13:21 PM
reflective-rupee	$44.00	$44.00	11/8/2010 4:23:30 PM
dedicated-transaction796	$65.07	$65.07	11/8/2010 4:24:59 PM
Katzenjammer	$25.00	$25.00	11/8/2010 5:03:51 PM
Rashanir	$25.00	$25.00	11/8/2010 5:45:19 PM
honey-money	$25.00	$25.00	11/8/2010 5:00:58 PM
redhead21	$32.44	$32.44	11/8/2010 7:51:01 PM
Jerrys1951	$40.00	$40.00	11/8/2010 6:26:43 PM
arenangelchild	$25.76	$25.76	11/8/2010 6:55:31 PM
RyanM561	$25.00	$25.00	11/8/2010 5:22:06 PM
credit-missile	$25.00	$25.00	11/8/2010 10:24:52 PM
RebuildingAmerica	$25.00	$25.00	11/8/2010 6:36:08 PM
credit-missile	$25.00	$25.00	11/8/2010 10:25:08 PM
Feyenoord	$25.00	$25.00	11/8/2010 7:52:32 PM
DHolly	$30.00	$30.00	11/9/2010 5:56:01 AM
realtormoises	$25.00	$25.00	11/9/2010 6:04:15 AM
joebob78	$50.00	$50.00	11/9/2010 7:08:25 AM
leprechaun92	$25.00	$25.00	11/9/2010 7:59:01 AM
chameleon125	$250.00	$250.00	11/9/2010 6:04:17 AM
EEasyMoney	$100.00	$100.00	11/9/2010 6:06:07 AM
2grindstones	$25.00	$25.00	11/9/2010 9:05:17 AM
Rip128	$50.00	$50.00	11/9/2010 7:26:32 AM
brondero	$40.00	$40.00	11/9/2010 7:29:49 AM
grampy48	$60.00	$60.00	11/9/2010 7:39:05 AM
restless-dime	$26.23	$26.23	11/9/2010 7:47:55 AM
Shanynn	$40.16	$40.16	11/9/2010 9:53:04 AM
ChrisKwan	$25.00	$25.00	11/9/2010 8:54:43 AM
spsavage	$25.00	$25.00	11/9/2010 10:32:04 AM
Dollars4Rent	$25.00	$25.00	11/9/2010 10:23:30 AM
skaught	$30.00	$30.00	11/9/2010 11:15:25 AM
JauaFlash	$30.13	$30.13	11/9/2010 12:56:23 PM
wealth-multiplier	$25.00	$25.00	11/9/2010 1:50:40 PM
gsd	$25.00	$25.00	11/9/2010 10:43:41 AM
cnelson99	$25.00	$25.00	11/9/2010 1:33:44 PM
proper-revenue7	$40.00	$40.00	11/9/2010 2:44:44 PM
wojo	$25.00	$25.00	11/9/2010 3:08:29 PM
RecoveryLender	$25.00	$25.00	11/9/2010 3:14:46 PM
PrincessGrace33	$100.00	$100.00	11/9/2010 3:19:57 PM
LKCGICG	$25.00	$25.00	11/9/2010 3:03:38 PM
153 bids
Borrower Payment Dependent Notes Series 483011
This series of Notes was issued and sold upon the funding of the borrower loan #45472, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,600.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-05-2010
				Auction end date:	Nov-12-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$161.53
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$161.53

Auction yield range:	13.57% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1996	Debt/Income ratio:	6%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	13y 1m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	capital-plasma6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off traffic fines
Purpose of loan:
This loan will be used to? pay traffic fines

My financial situation:
I am a good candidate for this loan because?I have a secure job.I can make the monthly payment with no problem.I?need this loan because I have old traffic fines that have to be?repaid because an employee at the clerks office where they were originaly paid embezzeled the money years ago.And of course after all that time I have no proof that I paid.I cannot afford the high monthly payments that they want,so,I am asking for help so I can get my?driver's licence back before I loose my job over the matter.Please concider me for a loan.?

Monthly net income: $2,165

Monthly expenses: $
??Housing: $500
??Insurance: $
??Car expenses: $ 300
??Utilities: $
??Phone, cable, internet: $ 200
??Food, entertainment: $?
??Clothing, household expenses $ 350
??Credit cards and other loans: $
??Other expenses: $ 400
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Since when do Police officers pay traffic fines?! maybe in Texas - silver-parsec
A: Am a corrections officer.(prison guard) (Nov-11-2010)
Q: Not to be offensive, but how did a police officer get traffic tickets? I want to bid on your loan, but i have never heard of thia before. - DenimCapital
A: Am a corrections officer(prison guard) (Nov-11-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cablenews	$50.00	$50.00	11/5/2010 3:24:28 PM
missing-link	$100.00	$100.00	11/5/2010 3:29:16 PM
valiant-liberty4	$25.00	$25.00	11/5/2010 3:31:39 PM
HHP	$25.00	$25.00	11/5/2010 3:37:21 PM
bid-czar8	$25.00	$25.00	11/5/2010 3:31:24 PM
forthright-dedication	$25.00	$25.00	11/5/2010 3:37:49 PM
Diamond_Jim	$25.00	$25.00	11/5/2010 3:40:59 PM
MM1207	$25.00	$25.00	11/5/2010 3:42:43 PM
nybanker85	$50.00	$50.00	11/5/2010 3:44:06 PM
Bob450	$25.00	$25.00	11/5/2010 9:46:41 PM
zone6	$45.67	$45.67	11/6/2010 7:56:27 AM
danthemon35	$25.00	$25.00	11/6/2010 1:12:31 PM
rhightower003	$25.00	$25.00	11/6/2010 1:51:17 PM
asset-professor	$26.10	$0.70	11/6/2010 9:28:07 PM
vine99	$40.00	$40.00	11/7/2010 3:45:43 PM
rate-farm3	$100.00	$100.00	11/8/2010 6:48:52 AM
interstellar	$34.33	$34.33	11/10/2010 12:57:58 AM
cippy	$100.00	$100.00	11/10/2010 9:36:40 AM
Banker_Joe	$50.00	$50.00	11/10/2010 2:39:39 PM
direct-social3	$50.00	$50.00	11/11/2010 2:08:58 AM
payment-halo	$25.00	$25.00	11/11/2010 2:42:35 PM
nickel-hickory	$100.00	$100.00	11/11/2010 3:11:01 PM
yield-scout8	$25.00	$25.00	11/11/2010 3:11:21 PM
Leshan	$33.33	$33.33	11/11/2010 3:18:50 PM
loss-of-control	$50.00	$50.00	11/11/2010 5:19:11 PM
marwadi-62	$100.00	$100.00	11/11/2010 4:15:56 PM
realtormoises	$25.00	$25.00	11/11/2010 6:30:17 PM
money-fort	$30.00	$30.00	11/11/2010 7:16:01 PM
desrman	$100.00	$100.00	11/11/2010 9:16:25 PM
goodhearted-basis4	$25.00	$25.00	11/11/2010 8:36:21 PM
CapricornLending	$25.00	$25.00	11/11/2010 8:24:27 PM
Mighty_Hunter	$25.00	$25.00	11/11/2010 10:17:37 PM
lion6	$25.00	$25.00	11/12/2010 12:40:58 AM
squarebob	$25.00	$25.00	11/12/2010 7:51:50 AM
greenback-guard	$25.00	$25.00	11/12/2010 7:24:17 AM
nickel-hickory	$50.00	$50.00	11/12/2010 10:18:26 AM
Gobsek	$25.00	$25.00	11/12/2010 11:40:19 AM
Rip128	$25.00	$25.00	11/12/2010 12:15:41 PM
heerzaquestion	$25.00	$25.00	11/12/2010 1:20:13 PM
aquistoyraul	$25.00	$25.00	11/12/2010 1:25:12 PM
intuitive-velocity4	$50.00	$50.00	11/12/2010 1:40:59 PM
ultimate-peace	$50.00	$50.00	11/12/2010 1:49:25 PM
wojo	$25.00	$25.00	11/12/2010 2:47:55 PM
simplelender80	$200.00	$200.00	11/5/2010 3:30:28 PM
velocity-solo	$25.00	$25.00	11/5/2010 3:30:39 PM
special-currency6	$50.00	$50.00	11/5/2010 3:33:31 PM
tech310	$25.00	$25.00	11/5/2010 3:34:06 PM
Comoparklender	$25.00	$25.00	11/5/2010 3:33:39 PM
Artist_Blue	$25.00	$25.00	11/5/2010 3:37:00 PM
balance-handshake7	$25.00	$25.00	11/5/2010 3:43:31 PM
SDNLR	$25.00	$25.00	11/5/2010 3:43:35 PM
DasMula	$25.00	$25.00	11/5/2010 4:13:22 PM
radiant-loan5	$200.00	$200.00	11/5/2010 5:33:06 PM
beakerfish	$100.00	$100.00	11/5/2010 6:53:28 PM
supersarah61	$25.00	$25.00	11/6/2010 7:56:16 AM
washboard1	$50.00	$50.00	11/6/2010 9:21:17 AM
villagers	$25.00	$25.00	11/6/2010 12:36:15 PM
Gibbyland	$50.00	$50.00	11/6/2010 11:17:02 AM
Midwestvalues	$100.00	$100.00	11/6/2010 12:36:41 PM
BradP	$50.00	$50.00	11/6/2010 2:05:15 PM
parsec9	$25.00	$25.00	11/6/2010 6:40:52 PM
pembull	$50.00	$50.00	11/7/2010 8:30:17 PM
Whipster	$25.00	$25.00	11/8/2010 6:51:42 AM
Stek7	$25.00	$25.00	11/9/2010 5:38:40 AM
nodebt2012	$25.00	$25.00	11/9/2010 8:58:50 AM
Land_on_your_feet	$100.00	$100.00	11/9/2010 7:36:19 PM
heretohelp1	$70.00	$70.00	11/10/2010 2:10:15 PM
Kqwik	$27.39	$27.39	11/10/2010 2:47:11 PM
moose-capital-funding	$43.58	$43.58	11/10/2010 7:27:16 PM
mammalian4	$25.00	$25.00	11/11/2010 3:50:33 AM
glenium	$25.00	$25.00	11/11/2010 7:03:10 AM
green-friendly-bill	$100.00	$100.00	11/11/2010 6:27:02 PM
vigilance-searcher	$25.00	$25.00	11/11/2010 7:22:40 PM
credit-elation1	$25.00	$25.00	11/11/2010 10:37:26 PM
Moneypenny6	$25.00	$25.00	11/12/2010 6:53:20 AM
cedar_rose	$100.00	$100.00	11/12/2010 7:19:47 AM
thebadpelican	$25.00	$25.00	11/12/2010 7:08:17 AM
wwwUniversal	$25.00	$25.00	11/12/2010 9:54:16 AM
Rip128	$25.00	$25.00	11/12/2010 12:13:43 PM
ddoneday	$25.00	$25.00	11/12/2010 1:38:37 PM
80 bids
Borrower Payment Dependent Notes Series 483521
This series of Notes was issued and sold upon the funding of the borrower loan #45454, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-09-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$291.65
Final lender yield:	32.00%	Final borrower rate/APR:	33.00% / 36.68%	Final monthly payment:	$286.72

Auction yield range:	13.57% - 33.35%	Estimated loss impact:	15.67%
Lender servicing fee:	1.00%	Estimated return:	16.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1997	Debt/Income ratio:	19%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	5y 6m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$175	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	58%
		Homeownership:	Yes
Screen name:	Tenaciouslady	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	620-639 (Oct-2010) 640-659 (Sep-2010) 640-659 (Jul-2010) 620-639 (Jun-2010)
Principal balance:	$704.63	31+ days late:	0 ( 0% )
Total payments billed:	31
Description
Home Improve-reached 28%try for100%
Purpose of loan:This loan will be used to? We needed some home improvement. Kitchen dishwasher was leaking and ruined the underlayment, so we needed that replaced, downstairs bathroom leaking around seal, needed to be dried out and stripped and new flooring. I increased the amount from my previous listing because I have made arrangements to pay down my CC. PLEASE consider my listing.

My financial situation:
I am a good candidate for this loan because?? I have always tried to pay my immediate obligations and I am current on my present Prosper loan? and have had no late payments and have never missed one either.Thanks for your consideration. The delinquencies have been resolved but still appear on your site..? I would like to thank previous bidders.

Monthly net income: $ 3892
Monthly expenses: $ 2870=$1022+

Housing: $ 895.00
??Insurance: $ 150
??Car expenses: $ 50
??Utilities: $ 300
??Phone, cable, internet: $ 25
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1150
??Other expenses: $

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, quick question---why did you take a picture of a picture? Why not take a picture of yourself? Please answer publicly. - VikingLender
A: Thanks for your question. I didn't have my camera handy so I put this picture of a picture in because according to Prosper, your listing looks better when lenders can see who you are. It really is me and looks like me in real life. If there is anything else, please let me know. (Nov-14-2010)
Q: I thought the picture was an existential philosophical statement, like seeing infinity between two mirrors, or reminding us that we are all in it together, that any of us could have a leaky dishwasher, that we are all "everyman". - autumn_leaves
A: Hi: Just opened my listing and saw your question, which in reality is more a statement, and agree we are every man and in this case every woman. Believe me, I have lived a long time and we can all have leaky dishwashers on any given day. One never knows what will happen from day to day. Thanks to Prosper we are able to receive help from lenders with big hearts. The autumn leaves drift by my window, the autumn leaves of red and gold. Thanks for your comment. (Nov-16-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

velocity-solo	$25.00	$25.00	11/9/2010 3:10:15 PM
reflective-rupee	$44.00	$44.00	11/9/2010 3:23:20 PM
NekHoldings	$25.00	$25.00	11/11/2010 5:51:36 AM
payment-halo	$25.00	$25.00	11/11/2010 2:17:49 PM
SolarMoonshine	$25.00	$25.00	11/11/2010 5:40:56 PM
371millwood	$100.00	$100.00	11/12/2010 5:07:16 AM
green-rapid-openness	$50.00	$50.00	11/12/2010 8:53:37 AM
green-rapid-openness	$50.00	$50.00	11/12/2010 8:54:14 AM
blitzen40	$25.00	$25.00	11/12/2010 7:23:28 PM
Zoomzoom22	$100.00	$100.00	11/12/2010 8:31:50 PM
dynrep	$25.00	$25.00	11/13/2010 10:21:44 AM
Nailman88	$25.00	$25.00	11/13/2010 10:57:00 AM
Rashanir	$25.00	$25.00	11/13/2010 1:42:10 PM
SFBank	$300.00	$300.00	11/13/2010 4:35:06 PM
unger	$55.00	$55.00	11/13/2010 4:34:18 PM
spiff666	$25.00	$25.00	11/14/2010 8:59:24 AM
Zoomzoom22	$48.11	$48.11	11/14/2010 10:09:05 AM
lender12345	$25.00	$25.00	11/14/2010 1:28:35 PM
YoungTaxMan	$50.00	$50.00	11/14/2010 11:19:58 AM
gaiusceasar	$25.00	$25.00	11/15/2010 7:31:13 AM
wlm3012	$25.00	$25.00	11/15/2010 8:50:51 AM
vanklein	$25.00	$25.00	11/15/2010 1:27:42 PM
Moe87	$25.00	$25.00	11/15/2010 3:13:56 PM
CommunityArts_Non-profit	$40.00	$40.00	11/15/2010 3:25:37 PM
timepassport	$25.00	$25.00	11/15/2010 5:49:15 PM
the-revenue-demon	$25.00	$25.00	11/15/2010 5:08:15 PM
dime-selector	$25.00	$25.00	11/15/2010 10:22:51 PM
El_Profesional	$25.00	$25.00	11/15/2010 10:01:49 PM
market-pudding	$25.00	$25.00	11/16/2010 2:44:42 AM
lucrative-loan	$50.00	$50.00	11/16/2010 3:39:37 AM
twjh	$25.00	$25.00	11/16/2010 3:04:16 AM
yield-lion2	$25.00	$25.00	11/16/2010 3:38:54 AM
Rip128	$75.00	$75.00	11/16/2010 5:25:53 AM
trumpeter5	$25.00	$25.00	11/16/2010 5:22:48 AM
realtormoises	$25.00	$25.00	11/16/2010 6:48:04 AM
principal-laser	$67.90	$67.90	11/16/2010 4:49:37 AM
payout-reaction740	$25.00	$25.00	11/16/2010 10:41:13 AM
income-rocker2	$62.11	$62.11	11/16/2010 12:43:15 PM
Pu239	$60.00	$60.00	11/16/2010 7:45:00 AM
unassuming-market7	$33.00	$33.00	11/16/2010 12:45:30 PM
credit-missile	$25.00	$25.00	11/16/2010 10:27:03 AM
Lubava	$30.00	$30.00	11/16/2010 1:27:40 PM
nickel-hickory	$25.00	$25.00	11/16/2010 1:59:07 PM
moola-monger9	$50.00	$50.00	11/16/2010 1:47:21 PM
Rider	$40.00	$40.00	11/16/2010 11:40:50 AM
Zoomzoom22	$150.00	$150.00	11/16/2010 2:34:40 PM
cunning-bill	$44.67	$44.67	11/16/2010 2:36:44 PM
payout-bridge	$137.29	$75.39	11/16/2010 2:32:50 PM
sctmac12	$43.13	$43.13	11/16/2010 2:34:57 PM
reflective-rupee	$44.00	$44.00	11/9/2010 3:23:31 PM
UCLA4life	$25.00	$25.00	11/9/2010 3:05:13 PM
reflective-rupee	$44.00	$44.00	11/9/2010 3:24:06 PM
reflective-rupee	$44.00	$44.00	11/9/2010 3:24:40 PM
jpollar	$25.00	$25.00	11/9/2010 4:26:52 PM
sensible-fund	$85.47	$85.47	11/11/2010 3:46:00 PM
Aberdeen	$999.99	$999.99	11/11/2010 4:14:44 PM
economy-popcorn	$25.00	$25.00	11/11/2010 4:12:45 PM
lendstats_com	$200.00	$200.00	11/11/2010 10:33:01 PM
supreme-hope	$25.00	$25.00	11/12/2010 6:52:02 AM
loanman2007	$150.00	$150.00	11/12/2010 5:16:52 AM
green-rapid-openness	$50.00	$50.00	11/12/2010 8:53:56 AM
greencat	$50.00	$50.00	11/12/2010 9:31:23 AM
Kash2010lu	$50.00	$50.00	11/12/2010 11:38:22 AM
FarmersBank	$25.00	$25.00	11/13/2010 7:47:32 AM
squarebob	$25.00	$25.00	11/13/2010 12:26:47 PM
investment-artist	$25.00	$25.00	11/13/2010 10:07:06 AM
openness-prospector	$25.00	$25.00	11/13/2010 10:09:07 AM
squarebob	$25.00	$25.00	11/13/2010 12:27:33 PM
first-serene-credit	$25.00	$25.00	11/14/2010 6:15:17 AM
Zoomzoom22	$50.00	$50.00	11/14/2010 3:47:07 PM
honey-money	$25.00	$25.00	11/14/2010 6:53:23 PM
verticalhorizon	$25.00	$25.00	11/15/2010 9:48:08 AM
papaloha	$100.00	$100.00	11/15/2010 2:53:41 PM
thebadpelican	$25.00	$25.00	11/15/2010 4:25:23 PM
reward-dynamo	$25.00	$25.00	11/15/2010 4:56:33 PM
sturdy-peace9	$75.00	$75.00	11/15/2010 6:12:15 PM
Rogelio48	$30.00	$30.00	11/15/2010 7:17:57 PM
zone6	$80.00	$80.00	11/15/2010 8:35:29 PM
labyrinth0	$25.00	$25.00	11/15/2010 5:46:59 PM
jhouman	$25.00	$25.00	11/16/2010 2:01:36 AM
gold-cluster	$100.00	$100.00	11/16/2010 5:39:20 AM
Bob450	$29.00	$29.00	11/16/2010 6:49:05 AM
fairgirl	$25.00	$25.00	11/16/2010 7:50:06 AM
minnesotafinancial	$25.00	$25.00	11/16/2010 8:23:58 AM
Leshan	$118.30	$118.30	11/16/2010 8:29:07 AM
fabulous-community4	$25.00	$25.00	11/16/2010 9:34:15 AM
1st_Prosper_Lender	$25.00	$25.00	11/16/2010 4:49:55 AM
credit-missile	$25.00	$25.00	11/16/2010 10:25:37 AM
muirheaj	$25.00	$25.00	11/16/2010 10:26:28 AM
credit-missile	$25.00	$25.00	11/16/2010 10:26:38 AM
autumn_leaves	$50.00	$50.00	11/16/2010 10:43:24 AM
Rip128	$100.00	$100.00	11/16/2010 10:05:45 AM
Decent	$52.43	$52.43	11/16/2010 12:04:10 PM
autumn_leaves	$50.00	$50.00	11/16/2010 10:45:14 AM
rutzebach	$100.00	$100.00	11/16/2010 12:31:56 PM
num1irish	$101.55	$101.55	11/16/2010 1:46:22 PM
credit-missile	$25.00	$25.00	11/16/2010 10:26:09 AM
credit-missile	$25.00	$25.00	11/16/2010 10:30:00 AM
autumn_leaves	$50.00	$50.00	11/16/2010 10:44:25 AM
loss-of-control	$50.00	$50.00	11/16/2010 2:08:10 PM
loss-of-control	$50.00	$50.00	11/16/2010 2:09:01 PM
bradlyfera	$50.00	$50.00	11/16/2010 2:37:13 PM
helping-out	$500.00	$500.00	11/16/2010 11:52:14 AM
bsmtloan	$77.95	$77.95	11/16/2010 2:06:46 PM
loss-of-control	$50.00	$50.00	11/16/2010 2:07:38 PM
aquistoyraul	$25.00	$25.00	11/16/2010 2:35:37 PM
106 bids
Borrower Payment Dependent Notes Series 483575
This series of Notes was issued and sold upon the funding of the borrower loan #45419, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-09-2010
				Auction end date:	Nov-14-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-2005	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	11	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	magnificent-generosity0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Minor Debts
The purpose of this loan is to help me with these small bills that have arrived in the last week or so. I need a bit of help and find that this is probably the best way to go through with it at this moment. While I might be unemployed this week, I will be employed next week on the 15th as I start my first day of work with a new company. This allows me to have a better and stable stream of income as opposed to working as an independent contractor. So bear with me and help me out if you can, I can assure you that all will be paid back early or within the alloted time frame of this loan. My monthly income will most likely range in $1200-$1600 area and will easily be able to make those monthly payments on this loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

valiant-liberty4	$25.00	$25.00	11/9/2010 2:44:47 PM
velocity-solo	$25.00	$25.00	11/9/2010 3:10:17 PM
BankofBen	$25.00	$25.00	11/11/2010 3:08:33 PM
Nailman88	$50.00	$50.00	11/13/2010 10:52:15 AM
retired272	$25.00	$25.00	11/13/2010 12:13:36 PM
forthright-dedication	$25.00	$2.90	11/13/2010 2:41:33 PM
cunning-compassion1	$25.00	$25.00	11/14/2010 9:40:49 AM
money-bauble	$100.00	$100.00	11/9/2010 2:47:09 PM
Artist_Blue	$25.00	$25.00	11/10/2010 12:23:05 PM
Comoparklender	$25.00	$25.00	11/11/2010 10:03:19 AM
agiovasil	$25.00	$25.00	11/11/2010 12:14:23 PM
helping-out	$25.00	$25.00	11/12/2010 11:31:22 AM
inspiring-reward	$72.10	$72.10	11/12/2010 11:42:17 AM
flwah	$25.00	$25.00	11/12/2010 3:22:11 PM
CashFlow13	$1,500.00	$1,500.00	11/13/2010 7:42:21 AM
kgeezy	$25.00	$25.00	11/13/2010 11:01:15 AM
16 bids
Borrower Payment Dependent Notes Series 483601
This series of Notes was issued and sold upon the funding of the borrower loan #45413, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-10-2010
				Auction end date:	Nov-17-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$157.04
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$157.04

Auction yield range:	13.57% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1998	Debt/Income ratio:	5%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	0 / 0	Length of status:	5y 11m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	first-bazaar-architect	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Travel and Investing
Purpose of loan:
This loan will be used to for travel to?Arizona to meet my estanged parents and invest?money in a CD and Money Market Account.? I have paid all outstanding?bad debts (loans, credit cards, etc...).? I live with my best friend where I do things (gardening, repairs, housekeeping)?around the house in exchange for no rent payment, but pay utilities.? I have a great full time job and am trying to get my credit back on track.? Please give me this opportunity!? Thanks!?

My financial situation:
I am a good candidate for this loan because I have no outstanding debt or rent payment.? Also, I have a great full time job.?

Monthly net income: $ 2,188.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $?0
??Car expenses: $ 0
??Utilities: $ 80.00
??Phone, cable, internet: $ 66.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: why put the rest in a cd or money market at a less interest rate than the borrowing rate? - beakerfish
A: If I am not using all the money right away than at least I could earn some interest and keep some money in the bank. (Nov-12-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

money-bauble	$25.00	$25.00	11/10/2010 2:45:58 PM
velocity-solo	$25.00	$25.00	11/10/2010 2:56:18 PM
finance-mushroom	$100.00	$100.00	11/10/2010 2:49:30 PM
valiant-liberty4	$25.00	$25.00	11/10/2010 3:00:22 PM
pembull	$75.00	$75.00	11/10/2010 4:02:29 PM
direct-social3	$50.00	$50.00	11/11/2010 2:09:23 AM
kulender	$50.00	$50.00	11/11/2010 12:18:36 PM
108lender	$250.00	$250.00	11/11/2010 12:30:54 PM
moola-wildebeest3	$25.00	$25.00	11/11/2010 3:03:57 PM
jigsaw	$39.62	$39.62	11/12/2010 3:59:25 AM
helping-out	$25.00	$25.00	11/13/2010 1:03:56 AM
retired272	$25.00	$25.00	11/13/2010 12:21:35 PM
forthright-dedication	$25.00	$25.00	11/13/2010 2:41:25 PM
orderly-leverage	$100.00	$100.00	11/14/2010 1:29:10 AM
bountiful-durability	$50.00	$50.00	11/14/2010 8:52:16 PM
WalnutCreekguy	$35.00	$35.00	11/15/2010 7:54:10 AM
dedicated-transaction796	$50.00	$50.00	11/15/2010 8:19:24 AM
cognizant-rate732	$25.00	$25.00	11/15/2010 3:57:55 PM
Investoman	$25.00	$25.00	11/15/2010 4:00:57 PM
flwah	$25.00	$25.00	11/15/2010 4:05:15 PM
villagers	$25.00	$25.00	11/15/2010 4:07:43 PM
dinero-mason	$50.00	$50.00	11/15/2010 4:10:39 PM
donlenboy	$32.22	$32.22	11/16/2010 9:58:11 AM
Land_on_your_feet	$25.00	$25.00	11/16/2010 7:34:43 PM
wwwUniversal	$25.00	$25.00	11/16/2010 8:03:43 PM
droopie1	$25.00	$25.00	11/16/2010 11:57:01 PM
suave-dime6	$25.00	$25.00	11/17/2010 7:24:42 AM
Bob450	$25.00	$25.00	11/17/2010 8:16:54 AM
PotBellyPete	$50.00	$50.00	11/17/2010 8:08:33 AM
Leshan	$33.33	$33.33	11/17/2010 8:28:21 AM
active-market	$67.95	$67.95	11/17/2010 7:24:54 AM
equitable-yield4	$25.00	$25.00	11/17/2010 12:20:37 PM
orangetrust	$50.00	$50.00	11/17/2010 1:09:48 PM
YoungTaxMan	$25.00	$25.00	11/17/2010 2:27:37 PM
6moonbeams	$50.00	$50.00	11/10/2010 2:49:49 PM
bid-czar8	$50.00	$50.00	11/10/2010 2:56:28 PM
Comoparklender	$25.00	$25.00	11/10/2010 2:58:13 PM
simplelender80	$144.65	$144.65	11/10/2010 2:59:44 PM
Kaj	$25.00	$25.00	11/11/2010 3:58:44 AM
radiant-loan5	$200.00	$200.00	11/11/2010 2:30:30 PM
BankofBen	$25.00	$25.00	11/11/2010 2:46:55 PM
Midwestvalues	$100.00	$100.00	11/11/2010 3:00:46 PM
MM1207	$25.00	$25.00	11/11/2010 3:02:05 PM
Artist_Blue	$25.00	$25.00	11/11/2010 3:07:19 PM
personal-lender	$25.00	$25.00	11/11/2010 11:09:17 PM
Stek7	$25.00	$25.00	11/12/2010 9:01:59 AM
missing-link	$36.45	$36.45	11/12/2010 7:49:23 AM
tech310	$25.00	$25.00	11/12/2010 9:20:46 AM
rhin0cerx	$50.00	$50.00	11/12/2010 9:25:42 AM
inspiring-reward	$41.60	$41.60	11/12/2010 10:30:37 AM
bulsa	$100.00	$100.00	11/12/2010 1:29:20 PM
ingenious-deal6	$25.00	$25.00	11/13/2010 9:21:34 PM
payment-gusto	$25.00	$25.00	11/14/2010 9:49:53 AM
MadHun	$50.00	$50.00	11/14/2010 4:22:14 PM
platinum-celebration4	$25.00	$25.00	11/14/2010 8:52:16 PM
reward-adventure	$50.00	$50.00	11/15/2010 3:56:29 AM
hope-eagle6	$25.00	$25.00	11/15/2010 8:29:02 AM
graceful-investment	$100.00	$100.00	11/15/2010 10:56:24 AM
first-serene-credit	$25.00	$25.00	11/15/2010 11:19:40 AM
FeedTheMachine	$50.00	$50.00	11/15/2010 4:01:44 PM
gelidfrank	$25.00	$25.00	11/15/2010 3:59:32 PM
point-kitten6	$50.00	$47.02	11/15/2010 4:12:06 PM
aldeed	$100.00	$100.00	11/15/2010 4:01:50 PM
dudebrah	$25.00	$25.00	11/15/2010 10:14:10 PM
social-heart	$26.00	$26.00	11/16/2010 3:06:51 PM
interstellar	$50.00	$50.00	11/17/2010 12:56:03 AM
jtc26	$42.84	$42.84	11/17/2010 7:57:15 AM
relentless-gain7	$50.00	$50.00	11/17/2010 9:35:44 AM
social-conductor4	$25.00	$25.00	11/17/2010 7:24:05 AM
yennib	$50.00	$50.00	11/17/2010 10:59:04 AM
chato2345	$25.00	$25.00	11/17/2010 8:33:20 AM
gshx2	$25.00	$25.00	11/17/2010 1:02:08 PM
goodhearted-basis4	$25.00	$25.00	11/17/2010 1:40:36 PM
greenback-guard	$25.00	$25.00	11/17/2010 11:49:16 AM
mbcjk	$28.32	$28.32	11/17/2010 12:58:16 PM
B2152	$25.00	$25.00	11/17/2010 1:07:45 PM
famous-bill	$25.00	$25.00	11/17/2010 2:15:06 PM
77 bids
Borrower Payment Dependent Notes Series 483623
This series of Notes was issued and sold upon the funding of the borrower loan #45498, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-10-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$205.47
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$205.47

Auction yield range:	10.57% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1982	Debt/Income ratio:	18%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	17y 8m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$6,712	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	liberty-summoner6	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards and auto.
Purpose of loan:
This loan will be used to consolidate credit cards and improve my credit.
My financial situation:
I am a good candidate for this loan because I pay my bills and am reliable.?

Monthly net income: $ 4500

Monthly expenses: $
??Housing: $?300
??Insurance: $150
??Car expenses: $ 454
??Utilities: $ 0
??Phone, cable, internet: $ 90
??Food, entertainment: $200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What are the balances and interest rates that you are paying off with this loan? - FIRE09
A: My cards add up to almost $7,000 with interest rates as high as 31%. Over the last few years I have paid off a few cards and cancelled them. This hurt my credit rating as my used versus available credit ratio looks bad. (Nov-12-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

finance-mushroom	$100.00	$100.00	11/10/2010 2:49:32 PM
reflective-rupee	$222.00	$222.00	11/10/2010 3:10:01 PM
JustMee	$25.00	$25.00	11/10/2010 5:59:13 PM
Kaj	$25.00	$25.00	11/11/2010 3:58:47 AM
loyalist1	$50.00	$50.00	11/11/2010 6:50:45 AM
kulender	$50.00	$50.00	11/11/2010 3:00:47 PM
Artist_Blue	$25.00	$25.00	11/11/2010 6:44:53 PM
lendstats_com	$200.00	$200.00	11/11/2010 10:46:22 PM
inspiring-reward	$150.00	$150.00	11/12/2010 3:59:19 AM
missing-link	$25.00	$25.00	11/12/2010 8:41:34 AM
parsec9	$25.00	$25.00	11/12/2010 9:20:21 AM
personal-lender	$25.00	$25.00	11/12/2010 9:25:49 AM
loanman2007	$150.00	$150.00	11/13/2010 5:08:28 AM
frogperson	$300.00	$300.00	11/13/2010 10:35:13 AM
SFBank	$300.00	$300.00	11/13/2010 4:54:20 PM
courteous-kindness1	$50.00	$50.00	11/14/2010 6:12:53 PM
graceful-investment	$100.00	$100.00	11/15/2010 10:56:25 AM
bountiful-durability	$50.00	$50.00	11/15/2010 2:42:43 PM
cognizant-rate732	$25.00	$25.00	11/15/2010 3:57:57 PM
hope-eagle6	$25.00	$25.00	11/15/2010 3:57:21 PM
Rostov	$95.00	$95.00	11/15/2010 5:31:25 PM
AaronB2S	$200.00	$200.00	11/15/2010 6:59:05 PM
timepassport	$25.00	$25.00	11/15/2010 5:49:20 PM
IIP77	$25.00	$25.00	11/16/2010 1:29:16 AM
mpatrick	$25.00	$25.00	11/15/2010 8:08:18 PM
fuzed	$55.00	$55.00	11/16/2010 7:45:29 AM
Zimbu	$25.00	$25.00	11/16/2010 1:32:41 PM
unassassinable	$25.00	$25.00	11/16/2010 2:57:06 PM
aldeed	$100.00	$100.00	11/16/2010 2:58:02 PM
TennSquire	$25.00	$25.00	11/16/2010 2:58:13 PM
mercuriant	$25.00	$25.00	11/16/2010 1:08:00 PM
TrekTune	$25.00	$25.00	11/16/2010 2:58:37 PM
commerce-yeller	$25.00	$25.00	11/16/2010 3:07:20 PM
pursuit699	$50.00	$50.00	11/16/2010 2:57:10 PM
JoyfulVegetarian	$25.00	$25.00	11/16/2010 3:00:29 PM
commerce-web5	$50.00	$50.00	11/16/2010 3:04:43 PM
ITExec	$26.00	$26.00	11/16/2010 3:12:07 PM
buffalobills	$25.00	$25.00	11/16/2010 4:02:59 PM
skillful-asset5	$30.00	$30.00	11/16/2010 6:32:58 PM
serene-integrity4	$25.00	$16.06	11/16/2010 4:50:07 PM
systemlender	$75.00	$75.00	11/16/2010 7:19:32 PM
Bob450	$25.00	$25.00	11/16/2010 6:46:11 PM
reflective-rupee	$50.00	$50.00	11/16/2010 8:46:33 PM
velocity-solo	$25.00	$25.00	11/10/2010 2:57:02 PM
bid-czar8	$50.00	$50.00	11/10/2010 2:56:30 PM
money-bauble	$25.00	$25.00	11/10/2010 2:46:00 PM
Thylow	$25.00	$25.00	11/10/2010 2:46:54 PM
valiant-liberty4	$25.00	$25.00	11/10/2010 3:00:23 PM
6moonbeams	$50.00	$50.00	11/10/2010 2:49:50 PM
Comoparklender	$25.00	$25.00	11/10/2010 2:58:15 PM
simplelender80	$100.00	$100.00	11/10/2010 2:59:53 PM
108lender	$250.00	$250.00	11/11/2010 12:30:57 PM
tech310	$25.00	$25.00	11/11/2010 3:01:46 PM
moola-wildebeest3	$25.00	$25.00	11/11/2010 3:03:55 PM
radiant-loan5	$200.00	$200.00	11/11/2010 3:03:05 PM
finance-prescription	$50.00	$50.00	11/11/2010 3:59:03 PM
jigsaw	$50.00	$50.00	11/12/2010 2:11:20 PM
rhin0cerx	$50.00	$50.00	11/12/2010 2:10:07 PM
wealth-cub	$25.00	$25.00	11/12/2010 11:03:52 PM
ingenious-deal6	$25.00	$25.00	11/13/2010 9:21:35 PM
orderly-leverage	$100.00	$100.00	11/14/2010 1:29:11 AM
Whipster	$50.00	$50.00	11/14/2010 9:50:14 AM
payment-gusto	$25.00	$25.00	11/14/2010 9:49:55 AM
MadHun	$50.00	$50.00	11/14/2010 4:22:15 PM
SolarMoonshine	$25.00	$25.00	11/14/2010 6:07:29 PM
dedicated-transaction796	$37.86	$37.86	11/15/2010 8:29:04 AM
WalnutCreekguy	$50.00	$50.00	11/15/2010 3:58:30 PM
platinum-celebration4	$25.00	$25.00	11/15/2010 4:06:50 PM
point-kitten6	$50.00	$50.00	11/15/2010 4:12:08 PM
musegaze	$100.00	$100.00	11/15/2010 7:49:14 PM
FeedTheMachine	$50.00	$50.00	11/16/2010 3:07:18 AM
Ven58	$25.00	$25.00	11/16/2010 1:20:44 AM
dollar-sonnet3	$50.00	$50.00	11/16/2010 8:55:31 AM
ah-long	$25.00	$25.00	11/16/2010 1:36:05 PM
suave-dime6	$25.00	$25.00	11/16/2010 3:04:24 PM
brother_tam	$48.08	$48.08	11/16/2010 3:35:40 PM
historic-loan1	$30.00	$30.00	11/16/2010 2:57:37 PM
dinero-mason	$50.00	$50.00	11/16/2010 2:57:45 PM
Investoman	$25.00	$25.00	11/16/2010 2:58:31 PM
wampum-chorus3	$50.00	$50.00	11/16/2010 3:07:09 PM
raisingophelia	$25.00	$25.00	11/16/2010 4:40:45 PM
willinvest	$25.00	$25.00	11/16/2010 5:24:52 PM
gothampark	$25.00	$25.00	11/16/2010 5:52:47 PM
well-mannered-income3	$40.00	$40.00	11/16/2010 7:13:26 PM
84 bids
Borrower Payment Dependent Notes Series 483657
This series of Notes was issued and sold upon the funding of the borrower loan #45463, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-10-2010
				Auction end date:	Nov-17-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$205.47
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$205.47

Auction yield range:	10.57% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-2001	Debt/Income ratio:	14%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	4y 10m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,754	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	payment-equilibrium7	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
2nd try to pay HIGH balance cards
Purpose of loan:? The purpose of the loan is to pay off one card (Merrick Bank) and reduce the balances on two other credit cards (Chase and Citibank).? I applied once before for $7,000 and received about 50% support so I'm hoping by decreasing the ask amount and posting once again I'll increase my chances of being fully supported.

My financial situation:
I have a secure job as the Director of Development for a small non-profit.? I have been there for five years and received a promotion in January 2009.? I make $62,000 a year, which averages out to $3300 a month after taxes.? I recently moved and have gotten most of the major items/purchases out of the way.? That said, I'm ready to get back to erasing my debt.? I generally try to pay double the minimum on my cards though the high interest erases much of my progress.? While I would still need to make a payment to prosper loans, my overall monthly payments would decrease by at least $200 a month.? Yay!

I consider myself to be a reliable borrower.? My last delinquencies were when I first moved to New York City in 2005.? Besides that old hiccup, I pay all bills on time and don't have any derogatory credit accounts.

Monthly net income: $ 3300

Monthly expenses: $
??Housing: $ 1300 ????
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 40 (electricity and gas)
??Phone, cable, internet: $ 100 (phone and internet)
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 575
??Other expenses: $ 90 (gym membership)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

money-bauble	$25.00	$25.00	11/10/2010 2:46:02 PM
6moonbeams	$50.00	$50.00	11/10/2010 2:49:51 PM
finance-mushroom	$100.00	$100.00	11/10/2010 2:49:33 PM
Comoparklender	$25.00	$25.00	11/10/2010 2:58:16 PM
Kaj	$25.00	$25.00	11/11/2010 3:58:49 AM
payment-halo	$25.00	$25.00	11/11/2010 1:07:01 PM
kulender	$50.00	$50.00	11/11/2010 3:00:49 PM
parsec9	$25.00	$25.00	11/11/2010 3:01:38 PM
inspiring-reward	$100.00	$100.00	11/11/2010 7:37:48 PM
Wellman	$32.78	$32.78	11/11/2010 9:06:27 PM
SDNLR	$25.00	$25.00	11/12/2010 5:49:13 AM
finance-prescription	$50.00	$50.00	11/12/2010 9:25:38 AM
lendstats_com	$200.00	$200.00	11/12/2010 6:52:25 PM
SolarMoonshine	$25.00	$25.00	11/14/2010 6:15:15 PM
MadHun	$50.00	$50.00	11/14/2010 4:22:16 PM
graceful-investment	$100.00	$100.00	11/15/2010 10:56:26 AM
loss-of-control	$50.00	$50.00	11/15/2010 2:32:39 PM
WalnutCreekguy	$50.00	$50.00	11/15/2010 3:58:31 PM
platinum-celebration4	$25.00	$25.00	11/15/2010 4:06:51 PM
bountiful-durability	$50.00	$50.00	11/15/2010 4:11:21 PM
point-kitten6	$50.00	$50.00	11/15/2010 4:12:10 PM
AaronB2S	$25.00	$25.00	11/15/2010 8:19:11 PM
musegaze	$100.00	$100.00	11/15/2010 7:49:15 PM
FeedTheMachine	$50.00	$50.00	11/16/2010 3:30:47 AM
TrekTune	$25.00	$25.00	11/16/2010 2:58:38 PM
Investoman	$25.00	$25.00	11/16/2010 2:58:32 PM
Zimbu	$25.00	$25.00	11/16/2010 1:32:42 PM
suave-dime6	$25.00	$25.00	11/16/2010 3:04:26 PM
commerce-web5	$50.00	$50.00	11/16/2010 3:04:44 PM
unassassinable	$25.00	$25.00	11/16/2010 2:57:07 PM
aldeed	$100.00	$100.00	11/16/2010 2:58:03 PM
TennSquire	$25.00	$25.00	11/16/2010 2:58:14 PM
JoyfulVegetarian	$25.00	$25.00	11/16/2010 3:00:30 PM
commerce-yeller	$25.00	$25.00	11/16/2010 3:07:21 PM
ITExec	$25.00	$25.00	11/16/2010 7:39:09 PM
wampum-chorus3	$34.68	$34.68	11/16/2010 7:54:18 PM
LiveNow	$25.00	$25.00	11/16/2010 9:04:03 PM
skillful-asset5	$25.00	$25.00	11/16/2010 6:37:05 PM
ultimate-payment	$25.00	$25.00	11/17/2010 1:28:26 AM
Land_on_your_feet	$50.00	$50.00	11/16/2010 7:36:52 PM
seisen	$54.06	$54.06	11/17/2010 1:48:23 AM
historic-loan1	$25.00	$25.00	11/17/2010 6:56:43 AM
brother_tam	$50.00	$50.00	11/17/2010 6:56:48 AM
oath163	$25.00	$25.00	11/17/2010 7:06:40 AM
pythia	$25.00	$25.00	11/17/2010 3:18:21 AM
squarebob	$25.00	$25.00	11/17/2010 8:24:23 AM
Easystreet	$26.82	$26.82	11/17/2010 9:14:38 AM
minnesotafinancial	$25.00	$25.00	11/17/2010 9:27:51 AM
NoCal	$25.00	$25.00	11/17/2010 6:06:49 AM
rytrearc	$25.00	$25.00	11/17/2010 9:14:25 AM
tigercat	$50.00	$50.00	11/17/2010 9:24:12 AM
glroark	$50.00	$50.00	11/17/2010 7:21:53 AM
ryan6853	$25.00	$25.00	11/17/2010 10:02:56 AM
supersarah61	$25.00	$9.16	11/17/2010 10:30:01 AM
best-unbeatable-transaction	$25.00	$25.00	11/17/2010 10:13:37 AM
compsciman	$30.65	$30.65	11/17/2010 10:20:45 AM
djkaiser	$26.00	$26.00	11/17/2010 11:03:41 AM
leverage-monger	$25.00	$25.00	11/17/2010 11:27:54 AM
truth-opera	$25.00	$25.00	11/17/2010 9:34:50 AM
velocity-solo	$25.00	$25.00	11/10/2010 2:57:02 PM
simplelender80	$100.00	$100.00	11/10/2010 2:59:53 PM
valiant-liberty4	$25.00	$25.00	11/10/2010 3:00:24 PM
bid-czar8	$50.00	$50.00	11/10/2010 2:56:30 PM
108lender	$250.00	$250.00	11/11/2010 12:30:58 PM
loyalist1	$50.00	$50.00	11/11/2010 2:29:40 PM
radiant-loan5	$200.00	$200.00	11/11/2010 3:03:06 PM
tech310	$25.00	$25.00	11/11/2010 3:01:45 PM
moola-wildebeest3	$25.00	$25.00	11/11/2010 3:03:54 PM
Artist_Blue	$25.00	$25.00	11/11/2010 3:58:51 PM
missing-link	$100.00	$100.00	11/12/2010 9:20:50 AM
successful-agreement7	$25.00	$25.00	11/12/2010 1:39:28 PM
hopethisworks	$25.00	$25.00	11/12/2010 2:15:41 PM
rhin0cerx	$39.61	$39.61	11/13/2010 12:39:42 AM
dynrep	$25.00	$25.00	11/13/2010 10:25:53 AM
frogperson	$250.00	$250.00	11/13/2010 10:36:17 AM
ingenious-deal6	$25.00	$25.00	11/13/2010 9:21:36 PM
squarebob	$25.00	$25.00	11/14/2010 5:59:30 AM
orderly-leverage	$100.00	$100.00	11/14/2010 1:29:12 AM
squarebob	$25.00	$25.00	11/14/2010 5:59:09 AM
payment-gusto	$25.00	$25.00	11/14/2010 9:49:56 AM
personal-lender	$25.00	$25.00	11/14/2010 5:59:04 PM
jigsaw	$50.00	$50.00	11/14/2010 9:24:04 PM
courteous-kindness1	$50.00	$50.00	11/14/2010 6:14:46 PM
dedicated-transaction796	$50.00	$50.00	11/15/2010 3:58:33 PM
hope-eagle6	$25.00	$25.00	11/15/2010 3:57:22 PM
IIP77	$25.00	$25.00	11/16/2010 1:29:17 AM
fireman4	$30.00	$30.00	11/16/2010 7:18:15 AM
cognizant-rate732	$25.00	$25.00	11/16/2010 2:56:16 PM
pursuit699	$49.39	$49.39	11/16/2010 2:57:11 PM
dinero-mason	$50.00	$50.00	11/16/2010 2:57:45 PM
dollar-sonnet3	$50.00	$50.00	11/16/2010 3:00:51 PM
ah-long	$25.00	$25.00	11/16/2010 3:05:01 PM
El_Profesional	$25.00	$25.00	11/16/2010 4:54:50 PM
Rogelio48	$25.00	$25.00	11/16/2010 4:58:03 PM
serene-integrity4	$25.00	$25.00	11/16/2010 4:50:08 PM
raisingophelia	$25.00	$25.00	11/16/2010 4:40:46 PM
systemlender	$100.00	$100.00	11/16/2010 8:00:52 PM
top-historic-peso	$25.00	$25.00	11/16/2010 9:04:05 PM
1traveler	$25.00	$25.00	11/16/2010 11:04:17 PM
noble-revenue	$100.00	$100.00	11/17/2010 1:47:58 AM
treasure-bliss	$50.00	$50.00	11/17/2010 1:28:21 AM
a-finance-nirvana	$25.00	$25.00	11/17/2010 6:59:30 AM
rate-hickory	$25.00	$25.00	11/17/2010 7:53:20 AM
orange-preeminant-bill	$28.52	$28.52	11/17/2010 1:43:29 AM
Leshan	$33.33	$33.33	11/17/2010 8:32:55 AM
Bob450	$25.00	$25.00	11/17/2010 8:18:33 AM
squarebob	$25.00	$25.00	11/17/2010 8:24:43 AM
natural-greenback6	$25.00	$25.00	11/17/2010 6:07:01 AM
Barrayaran	$25.00	$25.00	11/17/2010 6:08:03 AM
kscc183	$25.00	$25.00	11/17/2010 10:03:25 AM
mckhbnpc	$30.00	$30.00	11/17/2010 8:09:03 AM
richboy56	$25.00	$25.00	11/17/2010 9:39:41 AM
112 bids
Borrower Payment Dependent Notes Series 483667
This series of Notes was issued and sold upon the funding of the borrower loan #45486, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-10-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1998	Debt/Income ratio:	12%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	7 / 7	Length of status:	3y 3m
Amount delinquent:	$138	Total credit lines:	12	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,101	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	53%
		Homeownership:	Yes
Screen name:	pandha	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need bedroom furniture
Purpose of loan:
This loan will be used to purchase bedroom furniture for my new house.

My financial situation:
I have been paying down all of my college debt including credit cards for the last 7 years and do not want to add to it.? I just want to be able to finance my new bedroom furniture.? After buying my new house I was told that no would do this because I have so much unused credit on my credit card.? I am not going to put anything on it and this is the best site for this sort of thing.? Please help me out here.

Monthly net income: $ 4400.00

Monthly expenses: $
??Housing: $ 1099.99
??Insurance: $ 112.00
??Car expenses: $ 538.00
??Utilities: $ 205
??Phone, cable, internet: $ 145
??Food, entertainment: $?400
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 300
??Other expenses: $ 90
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

velocity-solo	$25.00	$25.00	11/10/2010 2:56:20 PM
money-bauble	$25.00	$25.00	11/11/2010 1:37:59 AM
Artist_Blue	$25.00	$25.00	11/11/2010 11:41:38 AM
MM1207	$25.00	$25.00	11/11/2010 3:02:01 PM
Comoparklender	$25.00	$25.00	11/11/2010 3:07:53 PM
nybanker85	$25.00	$25.00	11/12/2010 8:44:04 AM
retired272	$25.00	$25.00	11/13/2010 12:28:02 PM
helping-out	$25.00	$25.00	11/13/2010 2:55:56 PM
first-serene-credit	$25.00	$25.00	11/14/2010 6:38:04 AM
reward-adventure	$50.00	$50.00	11/15/2010 3:56:32 AM
CommunityArts_Non-profit	$25.00	$25.00	11/15/2010 3:20:58 PM
valiant-liberty4	$25.00	$25.00	11/11/2010 9:55:35 AM
BankofBen	$25.00	$25.00	11/11/2010 11:15:39 AM
forthright-dedication	$25.00	$25.00	11/11/2010 2:59:15 PM
Diamond_Jim	$25.00	$25.00	11/11/2010 3:00:57 PM
special-currency6	$25.00	$25.00	11/12/2010 6:44:07 AM
CashFlow13	$1,500.00	$1,500.00	11/13/2010 7:22:37 AM
ideal-economy	$50.00	$50.00	11/14/2010 10:58:49 AM
SDD123	$25.00	$25.00	11/15/2010 5:45:04 AM
19 bids
Borrower Payment Dependent Notes Series 484003
This series of Notes was issued and sold upon the funding of the borrower loan #45501, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-12-2010
				Auction end date:	Nov-15-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09
Final lender yield:	33.99%	Final borrower rate/APR:	34.99% / 38.71%	Final monthly payment:	$113.08

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-2001	Debt/Income ratio:	47%
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	10y 11m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$30,005	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	professional-cash5	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fix car and pay off some bills
Purpose of loan:
This loan will be used to? fix my car and pay off some small bills.

My financial situation:
I am a good candidate for this loan because? I always pay on time and I have never miss a payment.

Monthly net income: $ 1556.00

Monthly expenses: $
??Housing: $ 650.00
??Insurance: $ 95.00
??Car expenses: $ 600.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How did you build up your debt? Thanks and best wishes. - reflective-rupee
A: I started an online business and used credit cards to put the initial investment, I wasn't successful and now I have the debt. thanks a lot (Nov-14-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MilitaryLending	$50.00	$50.00	11/12/2010 2:54:40 PM
vine99	$40.00	$40.00	11/14/2010 9:10:54 PM
Military-2-Military	$500.00	$500.00	11/14/2010 8:13:05 PM
reflective-rupee	$44.00	$44.00	11/14/2010 8:45:43 PM
Military-2-Military	$500.00	$500.00	11/14/2010 8:13:39 PM
reflective-rupee	$44.00	$44.00	11/14/2010 8:45:14 PM
reflective-rupee	$44.00	$44.00	11/14/2010 8:45:31 PM
reflective-rupee	$44.00	$44.00	11/14/2010 8:45:55 PM
MilitaryLoans	$822.61	$822.61	11/15/2010 7:15:04 AM
MilitaryLoans	$500.00	$411.39	11/15/2010 7:16:50 AM
10 bids
Borrower Payment Dependent Notes Series 484081
This series of Notes was issued and sold upon the funding of the borrower loan #45457, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Nov-12-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$240.95
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.27%	Final monthly payment:	$240.95

Auction yield range:	10.57% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1989	Debt/Income ratio:	32%
Credit score:	700-719 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 8	Length of status:	19y 1m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,736	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	23%
		Homeownership:	No
Screen name:	best-dough-prophesy	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	700-719 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	660-679 (Aug-2009)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Why did you pay your previous loan early? Where did you get the funds to do this? Thank you, MM - Mr-Miracle
A: By having a smaller payment to pay monthly, I can build up the balance off my regular income to pay off the loan earlier. (Nov-13-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

money-bauble	$25.00	$25.00	11/12/2010 2:52:44 PM
Comoparklender	$25.00	$25.00	11/12/2010 3:01:06 PM
Kaj	$25.00	$25.00	11/12/2010 3:13:11 PM
valiant-liberty4	$25.00	$25.00	11/12/2010 3:13:45 PM
nybanker85	$50.00	$50.00	11/12/2010 3:21:34 PM
zone6	$29.33	$29.33	11/12/2010 3:24:13 PM
MAYBROOK	$50.00	$50.00	11/12/2010 4:25:26 PM
successful-agreement7	$100.00	$100.00	11/12/2010 4:25:53 PM
washboard1	$50.00	$50.00	11/12/2010 4:25:47 PM
Artist_Blue	$25.00	$25.00	11/12/2010 6:04:09 PM
g0avs3327	$25.00	$25.00	11/12/2010 6:54:11 PM
finance-mushroom	$25.00	$25.00	11/12/2010 7:59:07 PM
tkr2	$25.00	$25.00	11/12/2010 6:54:09 PM
Trakissta	$150.00	$150.00	11/12/2010 8:14:40 PM
cablenews	$50.00	$50.00	11/12/2010 9:59:34 PM
special-currency6	$25.00	$25.00	11/12/2010 9:59:45 PM
WalnutCreekguy	$50.00	$50.00	11/12/2010 10:05:22 PM
lloyd_s	$25.00	$25.00	11/12/2010 10:05:32 PM
cashonhand	$25.00	$25.00	11/12/2010 9:59:26 PM
jml3482	$25.00	$25.00	11/12/2010 10:05:20 PM
Banker7371	$25.00	$25.00	11/12/2010 10:05:24 PM
euro-shrine	$25.00	$25.00	11/12/2010 9:59:24 PM
golden-cat	$25.00	$25.00	11/12/2010 10:05:23 PM
SDNLR	$25.00	$25.00	11/12/2010 10:05:34 PM
Int_PrinRateTime4000	$25.00	$25.00	11/13/2010 12:54:53 AM
kulender	$50.00	$50.00	11/13/2010 6:35:04 AM
gs92126	$50.00	$50.00	11/13/2010 6:39:12 AM
asset-professor	$49.47	$49.47	11/13/2010 5:19:04 AM
NekHoldings	$25.00	$25.00	11/13/2010 6:13:59 AM
GrooveBiz	$50.00	$50.00	11/13/2010 9:29:03 AM
blue-useful-auction	$25.00	$25.00	11/13/2010 9:29:51 AM
greenbacchus	$25.00	$25.00	11/13/2010 10:49:02 AM
tech310	$25.00	$25.00	11/13/2010 2:24:19 PM
JustMee	$25.00	$25.00	11/13/2010 3:20:13 PM
Jonb6919	$25.00	$25.00	11/13/2010 4:45:46 PM
cspot	$25.00	$25.00	11/13/2010 2:56:08 PM
best-point-flow	$50.00	$50.00	11/13/2010 4:45:49 PM
play_ultimate	$25.00	$25.00	11/13/2010 4:45:48 PM
squarebob	$25.00	$25.00	11/14/2010 4:58:06 AM
squarebob	$25.00	$25.00	11/14/2010 4:57:41 AM
building_community	$50.00	$50.00	11/14/2010 12:49:28 PM
MylesNH	$25.00	$25.00	11/14/2010 4:21:51 PM
ryanplays311	$25.00	$25.00	11/14/2010 10:22:10 PM
aggresive-nickel2	$25.00	$25.00	11/15/2010 4:44:06 AM
ingenious-deal6	$25.00	$25.00	11/15/2010 8:35:13 AM
donlenboy	$28.88	$28.88	11/15/2010 10:35:14 AM
cloud8	$25.00	$25.00	11/15/2010 10:55:55 AM
CROBRUN	$50.00	$50.00	11/15/2010 10:24:14 AM
JGB	$54.62	$54.62	11/15/2010 11:18:43 AM
AntiKris	$50.00	$50.00	11/15/2010 2:43:09 PM
keeminn	$50.00	$50.00	11/15/2010 1:33:30 PM
108lender	$25.01	$25.01	11/15/2010 2:25:00 PM
orderly-leverage	$50.00	$50.00	11/15/2010 3:15:36 PM
fuzed	$55.00	$55.00	11/16/2010 7:48:20 AM
payout-reaction740	$25.00	$25.00	11/16/2010 10:38:54 AM
2grindstones	$25.00	$25.00	11/16/2010 12:20:48 PM
Thylow	$100.00	$100.00	11/12/2010 3:01:22 PM
simplelender80	$100.00	$100.00	11/12/2010 3:09:49 PM
bid-czar8	$50.00	$50.00	11/12/2010 3:05:23 PM
velocity-solo	$25.00	$25.00	11/12/2010 3:11:27 PM
mbwillma	$25.00	$25.00	11/12/2010 3:24:11 PM
reflective-rupee	$132.00	$132.00	11/12/2010 4:21:32 PM
balance-handshake7	$25.00	$25.00	11/12/2010 4:25:48 PM
moola-wildebeest3	$25.00	$25.00	11/12/2010 4:25:49 PM
NYLG	$25.00	$25.00	11/12/2010 6:54:08 PM
parsec9	$25.00	$25.00	11/12/2010 5:39:06 PM
29Palms	$50.00	$50.00	11/12/2010 5:56:11 PM
elijjah	$25.00	$25.00	11/12/2010 7:01:31 PM
Gilgothdae	$25.00	$25.00	11/12/2010 7:31:37 PM
113121	$25.00	$25.00	11/12/2010 7:38:48 PM
droopie1	$25.00	$25.00	11/12/2010 10:05:27 PM
Ocean713	$50.00	$50.00	11/12/2010 10:05:37 PM
dedicated-diversification5	$50.00	$50.00	11/12/2010 9:20:10 PM
Anny-Disco	$50.00	$50.00	11/12/2010 9:59:36 PM
87Marc	$25.00	$25.00	11/12/2010 10:45:15 PM
easybreezy	$25.00	$25.00	11/12/2010 10:05:21 PM
green-discrete-responsibility	$25.00	$25.00	11/12/2010 10:05:30 PM
sharpchicago	$25.00	$25.00	11/12/2010 10:45:13 PM
truth-eclair	$25.00	$25.00	11/12/2010 9:59:20 PM
Cai8899	$25.00	$25.00	11/13/2010 12:20:56 AM
sensible-order2	$50.00	$50.00	11/13/2010 12:52:16 AM
worth-arch	$25.00	$25.00	11/12/2010 10:05:19 PM
HHP	$25.00	$25.00	11/12/2010 10:05:32 PM
inspiring-reward	$34.55	$34.55	11/13/2010 12:57:53 AM
compassion-bauble4	$25.00	$25.00	11/13/2010 4:44:05 AM
Nickle-and-Dime-Loans	$25.00	$25.00	11/13/2010 12:56:02 AM
ktradtke	$25.00	$25.00	11/13/2010 4:25:47 AM
jhjoe	$36.17	$36.17	11/13/2010 11:29:09 AM
Tammy102800	$25.00	$25.00	11/13/2010 10:30:15 AM
supersarah61	$25.00	$25.00	11/13/2010 9:29:02 AM
hopethisworks	$25.00	$25.00	11/13/2010 2:24:20 PM
forthright-dedication	$44.40	$44.40	11/13/2010 2:44:30 PM
the-money-gargantuan	$25.00	$25.00	11/13/2010 4:45:50 PM
cbz	$25.00	$25.00	11/13/2010 4:49:06 PM
SolarMoonshine	$25.00	$25.00	11/13/2010 3:34:36 PM
benjo	$50.00	$50.00	11/13/2010 9:39:05 PM
bonus-chosen-one	$25.00	$25.00	11/13/2010 4:45:51 PM
macgeek	$25.00	$25.00	11/13/2010 9:39:06 PM
silver-parsec	$30.00	$30.00	11/14/2010 11:07:10 AM
MadHun	$50.00	$50.00	11/14/2010 4:22:39 PM
ASR3	$25.00	$25.00	11/15/2010 5:09:07 AM
vine99	$50.00	$50.00	11/14/2010 9:12:06 PM
oldmora	$50.00	$50.00	11/15/2010 10:49:28 AM
graceful-investment	$100.00	$100.00	11/15/2010 10:57:03 AM
lendstats_com	$200.00	$200.00	11/15/2010 8:34:10 AM
6moonbeams	$48.19	$48.19	11/15/2010 10:09:14 AM
DadWarbucks	$50.00	$50.00	11/15/2010 11:18:41 AM
musegaze	$100.00	$100.00	11/15/2010 7:49:42 PM
radiant-loan5	$25.00	$25.00	11/16/2010 8:58:38 AM
113121	$2,500.00	$1,652.38	11/16/2010 10:32:27 AM
EngineersAlliance	$25.00	$25.00	11/16/2010 4:46:38 PM
FinanceEngine	$30.00	$30.00	11/16/2010 4:58:07 PM
112 bids
Borrower Payment Dependent Notes Series 484177
This series of Notes was issued and sold upon the funding of the borrower loan #45425, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-15-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$89.74
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$89.74

Auction yield range:	13.57% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-1991	Debt/Income ratio:	18%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	9y 1m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$15,747	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	KimGent	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	22 ( 100% )	660-679 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	660-679 (Oct-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Major Car repairs required
Purpose of loan:
This loan will be used to pay for major car repairs

My financial situation:
I am a good candidate for this loan because I have used Prosper before and always pay my payments on time and early

Monthly net income: $2200.00

Monthly expenses: $
??Housing: $700
??Insurance: $80
??Car expenses: $0
??Utilities: $100.00
??Phone, cable, internet: $100.00
??Food, entertainment: $50.00
??Clothing, household expenses $0
??Credit cards and other loans: $200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why is your revolving debt up so much since your last Prosper loan? Thanks and best wishes. - reflective-rupee
A: I was the victim of a scam. I opened a few credit cards to pay off some items but in the long run ended up sending this person the money. I know I am stupid but I have learned from my mistake and now am paying for it. When I got divorced my ex husband paid off our car but it just now broke down and I have had to put over $1200 into it in order for it to run and I don't have the money to pay for the remainder of the bill which they allowed me to extend for 45 days. Thank you for your email. (Nov-15-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

money-bauble	$25.00	$25.00	11/15/2010 3:11:09 PM
glroark	$50.00	$50.00	11/15/2010 3:10:13 PM
Skeptical-one	$31.00	$31.00	11/15/2010 3:24:26 PM
bid-czar8	$50.00	$50.00	11/15/2010 3:32:15 PM
velocity-solo	$25.00	$25.00	11/15/2010 3:38:11 PM
simplelender80	$200.00	$200.00	11/15/2010 3:36:05 PM
Aberdeen	$999.99	$999.99	11/15/2010 3:53:18 PM
selector568	$100.00	$100.00	11/15/2010 3:42:05 PM
One_Lolo	$25.00	$25.00	11/15/2010 4:03:49 PM
investment-visionary	$25.00	$25.00	11/15/2010 4:30:01 PM
SolarMoonshine	$25.00	$25.00	11/15/2010 5:24:23 PM
labyrinth0	$27.27	$27.27	11/15/2010 6:17:43 PM
Kash2010lu	$35.00	$35.00	11/15/2010 6:27:24 PM
transaction-circuit	$50.00	$50.00	11/15/2010 3:27:39 PM
Comoparklender	$25.00	$25.00	11/15/2010 3:33:51 PM
Kaj	$25.00	$1.74	11/15/2010 3:39:11 PM
ekmendenhall	$55.00	$55.00	11/15/2010 3:42:35 PM
alexgalt	$100.00	$100.00	11/15/2010 3:37:36 PM
direct-social3	$50.00	$50.00	11/15/2010 3:40:25 PM
Evolver	$50.00	$50.00	11/15/2010 4:30:07 PM
precious-coin3	$25.00	$25.00	11/15/2010 4:07:54 PM
honey-money	$25.00	$25.00	11/15/2010 5:10:21 PM
22 bids
Borrower Payment Dependent Notes Series 484415
This series of Notes was issued and sold upon the funding of the borrower loan #45451, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.30%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-16-2010

Starting lender yield:	6.65%	Starting borrower rate/APR:	7.65% / 7.99%	Starting monthly payment:	$155.88
Final lender yield:	6.65%	Final borrower rate/APR:	7.65% / 7.99%	Final monthly payment:	$155.88

Auction yield range:	2.57% - 6.65%	Estimated loss impact:	1.30%
Lender servicing fee:	1.00%	Estimated return:	5.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Oct-1989	Debt/Income ratio:	14%
Credit score:	720-739 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 12	Length of status:	6y 10m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,691	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	46%
		Homeownership:	No
Screen name:	compassion-arboretum	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	720-739 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	700-719 (Aug-2010) 720-739 (Jan-2010)
Principal balance:	$8,110.49	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Consolidation Loan
Purpose of loan:
This loan will be used to? pay off 2 additional credit cards.

My financial situation:
I am a good candidate for this loan because over the past 3.5 years my wife and I have done an outstanding job lowering our debt and I believe in th next 2 - 3 years we will be debt free.? I am have a great job and I am using this service to pay off other bills.? With this service we have made a significant progress in becoming debt free.? To date my wife and I both have steady and very needed jobs.? We both make a good living and while nothing is for certain I feel confident I will have this job as long as I want it.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

commerce-voyager	$25.00	$25.00	11/15/2010 3:10:07 PM
bigballer105	$100.00	$100.00	11/15/2010 3:09:36 PM
kyomoon	$50.00	$50.00	11/15/2010 3:19:21 PM
Marathoner	$25.00	$25.00	11/15/2010 3:14:31 PM
systematic-dollar9	$25.00	$25.00	11/15/2010 3:21:30 PM
kanakakm	$50.00	$50.00	11/15/2010 3:22:42 PM
alpinaut	$30.00	$30.00	11/15/2010 3:19:12 PM
ciscoparrot	$25.00	$25.00	11/15/2010 3:23:50 PM
ichibon	$150.00	$150.00	11/15/2010 3:24:45 PM
psa1995	$50.00	$50.00	11/15/2010 3:25:07 PM
ThomasC	$25.00	$25.00	11/15/2010 3:25:29 PM
indomitable-coin	$50.00	$50.00	11/15/2010 3:26:36 PM
DukSerduk	$25.00	$25.00	11/15/2010 3:25:18 PM
rekitten	$100.00	$100.00	11/15/2010 3:28:28 PM
careful-note	$60.00	$60.00	11/15/2010 3:28:54 PM
delicious-social132	$50.00	$50.00	11/15/2010 3:26:10 PM
Jynxie	$50.00	$50.00	11/15/2010 3:18:56 PM
OldFriend	$25.00	$25.00	11/15/2010 3:29:14 PM
meenan	$25.00	$25.00	11/15/2010 3:19:52 PM
commerce-web5	$100.00	$100.00	11/15/2010 3:22:07 PM
best-coin-miser	$25.00	$25.00	11/15/2010 3:29:25 PM
loan-warrior	$25.00	$25.00	11/15/2010 3:22:57 PM
seabass123	$25.00	$25.00	11/15/2010 3:30:31 PM
helpishere777	$50.00	$50.00	11/15/2010 3:33:36 PM
cachecrew	$50.00	$50.00	11/15/2010 3:34:33 PM
thoughtful-community7	$25.00	$25.00	11/15/2010 3:24:55 PM
LiveNow	$25.00	$25.00	11/15/2010 3:26:42 PM
anti-wall-st	$100.00	$100.00	11/15/2010 3:27:04 PM
Artist_Blue	$25.00	$25.00	11/15/2010 3:37:20 PM
orange-courageous-dedication	$50.00	$50.00	11/15/2010 3:34:39 PM
wise-authentic-velocity	$25.00	$25.00	11/15/2010 3:37:43 PM
Rivervale_Westwood	$25.00	$25.00	11/15/2010 3:35:30 PM
dma1206	$25.00	$25.00	11/15/2010 3:28:09 PM
kirkjerk	$25.00	$25.00	11/15/2010 3:28:18 PM
DonaldColorado	$100.00	$100.00	11/15/2010 3:37:01 PM
fishtale	$25.00	$25.00	11/15/2010 3:38:51 PM
Ocean-Breeze	$50.00	$50.00	11/15/2010 3:29:42 PM
wtrboy	$50.00	$50.00	11/15/2010 3:37:57 PM
nickel-ferret	$50.00	$50.00	11/15/2010 3:39:59 PM
koa	$50.00	$50.00	11/15/2010 3:40:15 PM
elasermd	$50.00	$50.00	11/15/2010 3:43:00 PM
dumbass	$25.00	$25.00	11/15/2010 3:34:10 PM
flwah	$25.00	$25.00	11/15/2010 3:41:54 PM
wjf60	$50.00	$50.00	11/15/2010 3:37:51 PM
BMP	$25.00	$25.00	11/15/2010 3:49:27 PM
sensible-order2	$50.00	$20.00	11/15/2010 3:52:01 PM
brightest-affluence-motivator	$100.00	$100.00	11/15/2010 3:40:05 PM
red-unequivocal-finance	$25.00	$25.00	11/15/2010 3:41:00 PM
panegryst	$50.00	$50.00	11/15/2010 3:51:23 PM
affert	$50.00	$50.00	11/15/2010 3:43:34 PM
Ripsaw4U	$50.00	$50.00	11/15/2010 3:49:47 PM
balanced-rupee	$50.00	$50.00	11/15/2010 3:51:06 PM
money-surge1	$25.00	$25.00	11/15/2010 3:51:44 PM
timepassport	$25.00	$25.00	11/15/2010 5:49:31 PM
impartial-deal	$50.00	$50.00	11/15/2010 4:29:28 PM
selector568	$500.00	$500.00	11/15/2010 4:33:18 PM
travels536	$25.00	$25.00	11/15/2010 8:15:20 PM
Avala	$100.00	$100.00	11/15/2010 3:10:22 PM
riproaringrapids	$25.00	$25.00	11/15/2010 3:09:45 PM
Havana21	$100.00	$100.00	11/15/2010 3:09:59 PM
blot44	$25.00	$25.00	11/15/2010 3:20:28 PM
teller	$50.00	$50.00	11/15/2010 3:21:59 PM
heroic-platinum	$25.00	$25.00	11/15/2010 3:18:48 PM
Castellan	$50.00	$50.00	11/15/2010 3:24:01 PM
exact-gold2	$25.00	$25.00	11/15/2010 3:10:31 PM
FlexFunding	$100.00	$100.00	11/15/2010 3:10:37 PM
trident9	$50.00	$50.00	11/15/2010 3:22:51 PM
subtle-revenue0	$25.00	$25.00	11/15/2010 3:27:31 PM
generous-deal6	$50.00	$50.00	11/15/2010 3:16:54 PM
afotherg	$75.00	$75.00	11/15/2010 3:27:50 PM
conductor146	$25.00	$25.00	11/15/2010 3:18:25 PM
kenji4861	$25.00	$25.00	11/15/2010 3:25:39 PM
tech310	$50.00	$50.00	11/15/2010 3:29:07 PM
skuba	$50.00	$50.00	11/15/2010 3:26:53 PM
vigorous-velocity	$100.00	$100.00	11/15/2010 3:29:49 PM
meux99	$100.00	$100.00	11/15/2010 3:27:20 PM
roadtruck	$50.00	$50.00	11/15/2010 3:20:16 PM
damage	$25.00	$25.00	11/15/2010 3:27:57 PM
_kyle	$50.00	$50.00	11/15/2010 3:21:14 PM
MM1207	$25.00	$25.00	11/15/2010 3:28:40 PM
sjlender	$50.00	$50.00	11/15/2010 3:34:15 PM
AmericanCredit	$25.00	$25.00	11/15/2010 3:25:52 PM
figs4u2	$100.00	$100.00	11/15/2010 3:26:22 PM
WorldlyWorker	$25.00	$25.00	11/15/2010 3:37:30 PM
mpactlender	$25.00	$25.00	11/15/2010 3:35:49 PM
income-banjo	$25.00	$25.00	11/15/2010 3:28:32 PM
a-responsible-return	$50.00	$50.00	11/15/2010 3:29:01 PM
Curly-Girly	$25.00	$25.00	11/15/2010 3:29:36 PM
mjunlimited	$50.00	$50.00	11/15/2010 3:29:56 PM
KeepOnRunning	$50.00	$50.00	11/15/2010 3:40:52 PM
turbospeed	$25.00	$25.00	11/15/2010 3:41:11 PM
doncm	$50.00	$50.00	11/15/2010 3:40:21 PM
Sam65	$25.00	$25.00	11/15/2010 3:33:12 PM
visionary-community	$25.00	$25.00	11/15/2010 3:41:16 PM
Radium84	$50.00	$50.00	11/15/2010 3:42:43 PM
lazytom	$50.00	$50.00	11/15/2010 3:44:00 PM
dingus	$25.00	$25.00	11/15/2010 3:48:19 PM
Emgolda	$25.00	$25.00	11/15/2010 3:38:03 PM
sappy02	$40.00	$40.00	11/15/2010 3:38:59 PM
payout-reaction740	$25.00	$25.00	11/15/2010 3:53:44 PM
tolerant-dinero2	$25.00	$25.00	11/15/2010 4:01:38 PM
101 bids